Exhibit 10.(f)


                  FIREMEN'S INSURANCE COMPANY OF NEWARK, NEW JERSEY
                         CONTINENTAL REINSURANCE CORPORATION
              CONTINENTAL REINSURANCE CORPORATION INTERNATIONAL LIMITED


                                       - and -


                             THE CONTINENTAL CORPORATION


                                       - and -


                          FAIRFAX FINANCIAL HOLDINGS LIMITED


                                       - and -


                     THE CONTINENTAL INSURANCE COMPANY OF CANADA
                          THE DOMINION INSURANCE CORPORATION





          -----------------------------------------------------------------

                                  PURCHASE AGREEMENT


          -----------------------------------------------------------------






                                   October 12, 1994



                          Tory Tory DesLauriers & Binnington

                                  TABLE OF CONTENTS

                                      ARTICLE 1
                                    INTERPRETATION
               1.1    Definitions . . . . . . . . . . . . . . . . . . .  3
               1.2    Schedules . . . . . . . . . . . . . . . . . . .   14
               1.3    Headings and Table of Contents  . . . . . . . .   14
               1.4    Gender and Number . . . . . . . . . . . . . . .   15
               1.5    Currency  . . . . . . . . . . . . . . . . . . .   15
               1.6    Generally Accepted Accounting Principles  . . .   15
               1.7    Invalidity of Provisions  . . . . . . . . . . .   15
               1.8    Entire Agreement, Waiver  . . . . . . . . . . .   15
               1.9    Governing Law . . . . . . . . . . . . . . . . .   16
               1.10   Reorganization  . . . . . . . . . . . . . . . .   16
               1.11   Disclosure Generally  . . . . . . . . . . . . .   18

                                      ARTICLE 2
                                  PURCHASE AND SALE
               2.1    Agreement  to Purchase  and  Sell  the Purchased
                      Shares  . . . . . . . . . . . . . . . . . . . .   18
               2.2    Calculation and  Payment of  the Purchase  Price
                      for the Purchased Shares  . . . . . . . . . . .   19
               2.3    Transfer  of   Excluded  Business  and  Canadian
                      Branch Business . . . . . . . . . . . . . . . .   20
               2.4    Effective Date  . . . . . . . . . . . . . . . .   20

                                      ARTICLE 3
                            REPRESENTATIONS AND WARRANTIES
               3.1    By the Vendors and Continental  . . . . . . . .   21
                      3.1.1  Incorporation and Status  of the Vendors,
                             Continental, Niagara and CIC.  . . . . .   21
                      3.1.2  Corporate  Power   of  the  Vendors   and
                             Continental and Due Authorization.   . .   21
                      3.1.3  Incorporation    and   Status    of   the
                             Corporation and Subsidiaries.  . . . . .   22
                      3.1.4  Power   of   the  Corporation   and   the
                             Subsidiaries.  . . . . . . . . . . . . .   22
                      3.1.5  Capital    of    the   Corporation    and
                             Subsidiaries.  . . . . . . . . . . . . .   22
                      3.1.6  Subsidiaries.  . . . . . . . . . . . . .   22
                      3.1.7  No Obligations to Issue Securities.  . .   22
                      3.1.8 Title to and Right to Sell the Purchased Shares and the Branch Businesses. . . . 22
                      3.1.9  No Dividends.  . . . . . . . . . . . . .   23
                      3.1.10 Financial   Statements   and  Pro   Forma
                             Financial Statements.  . . . . . . . . .   23
                      3.1.11 Tax Matters  . . . . . . . . . . . . . .   23
                      3.1.12 Pension Plans  . . . . . . . . . . . . .   24
                      3.1.13 Intellectual Property  . . . . . . . . .   25
                      3.1.14 Reinsurance.   . . . . . . . . . . . . .   25
                      3.1.15 Confidential Information Memorandum  . .   26
                      3.1.16 Reinsurance Filings  . . . . . . . . . .   26
               3.2    By the Purchaser  . . . . . . . . . . . . . . .   26

                      3.2.1  Incorporation    and   Status    of   the
                             Purchaser  . . . . . . . . . . . . . . .   26
                      3.2.2  Corporate Power of the Purchaser  and Due
                             Authorization  . . . . . . . . . . . . .   26
                      3.2.3  Fairfax Note   . . . . . . . . . . . . .   27
               3.3    No Finder's Fees  . . . . . . . . . . . . . . .   27
               3.4    Survival  of   Covenants,  Representations   and
                      Warranties  . . . . . . . . . . . . . . . . . .   27

                                      ARTICLE 4
                                      CONDITIONS
               4.1    Conditions for the Benefit of the Purchaser . .   28
                      4.1.1  Accuracy  of  Representations of  Vendors
                             and   Continental  and   Compliance  With
                             Covenants  . . . . . . . . . . . . . . .   29
                      4.1.2  Opinion of Vendors' Counsel  . . . . . .   29
                      4.1.3  No Action to Restrain  . . . . . . . . .   29
                      4.1.4  Non-Competition  . . . . . . . . . . . .   30
                      4.1.5  Consents and Approvals   . . . . . . . .   30
                      4.1.6  Termination    of     Non-Arm's    Length
                             Management Arrangements  . . . . . . . .   30
                      4.1.7  Security Agreements  . . . . . . . . . .   31
                      4.1.8  Transfer   of   Excluded   Business   and
                             Canadian Branch Business   . . . . . . .   31
                      4.1.9  No Material Adverse Change   . . . . . .   31
                             4.1.10Financing  . . . . . . . . . . . .   31
               4.2    Conditions for the Benefit of the Vendors . . .   32
                      4.2.1  Accuracy of Representations of  Purchaser
                             and Compliance With Covenants  . . . . .   32
                      4.2.2  Opinion of Purchaser's Counsel   . . . .   33
                      4.2.3  No Action to Restrain  . . . . . . . . .   33
                      4.2.4  Transfer   of   Excluded   Business   and
                             Canadian Branch Business   . . . . . . .   33
                      4.2.5  Consents and Approvals   . . . . . . . .   33
                      4.2.6  Non-Competition  . . . . . . . . . . . .   33

                                      ARTICLE 5
                         ADDITIONAL AGREEMENTS OF THE PARTIES
               5.1    Access to Information . . . . . . . . . . . . .   34
               5.2    No Solicitation . . . . . . . . . . . . . . . .   34
               5.3    Conduct of Business Until Time of Closing . . .   35
               5.4    Negative Covenant . . . . . . . . . . . . . . .   36
               5.5    Corporate Action and Resignations . . . . . . .   36
               5.6    Obtaining of Consents and Approvals . . . . . .   37
               5.7    Restructuring . . . . . . . . . . . . . . . . .   37
               5.8    Reinsurance Arrangements  . . . . . . . . . . .   38
               5.9    Cooperation . . . . . . . . . . . . . . . . . .   40
               5.10   Retention of Tax Records and Returns  . . . . .   40
               5.11   Continuance of Business Relationships . . . . .   41
               5.12   Access to Insurance Products  . . . . . . . . .   41
               5.13   Protection of Existing Relationships  . . . . .   42
               5.14   Software Licences . . . . . . . . . . . . . . .   42

               5.15   Withholding Tax . . . . . . . . . . . . . . . .   43
               5.16   Use  of Continental  Name  and  Registered Trade
                      Marks . . . . . . . . . . . . . . . . . . . . .   43
               5.17   Financial Statements  . . . . . . . . . . . . .   44
               5.18   Chief Agent . . . . . . . . . . . . . . . . . .   44
               5.19   NABT Reporting  . . . . . . . . . . . . . . . .   44
               5.20   Fairfax Note  . . . . . . . . . . . . . . . . .   44
               5.21   Pension Plan Assets . . . . . . . . . . . . . .   44
               5.22   Reinsurance with Affiliates . . . . . . . . . .   45
               5.23   Currency Protection on U.S. Claims  . . . . . .   45
               5.24   Settling U.S. and Canadian Claims . . . . . . .   46
               5.25   Termination of Non-Arm's Length Arrangements  .   46
               5.26   Co-Operation in United States Tax Matters . . .   47

                                      ARTICLE 6
                                 INDEMNIFICATION AND
                             PAYMENT OF ADJUSTMENT AMOUNT
               6.1    Indemnification and Adjustment Amount . . . . .   47
               6.2    Notice of Claim for Indemnification . . . . . .   48
               6.3    Procedure for Indemnification . . . . . . . . .   48
                      6.3.1  Purchaser's Claims   . . . . . . . . . .   48
                      6.3.2  Third Party Claims   . . . . . . . . . .   49
               6.4    Additional    Rules    and     Procedures    for
                      Indemnification . . . . . . . . . . . . . . . .   49
               6.5    Calculation  of Adjustment  Amount  and Combined
                      Ratio Achieved  . . . . . . . . . . . . . . . .   51
               6.6    Payment of Indemnity and Adjustment Amount  . .   52
               6.7    Right of Inspection . . . . . . . . . . . . . .   52
               6.8    Joint and  Several Liability of  the Vendors and
                      Continental . . . . . . . . . . . . . . . . . .   52
               6.9    Indemnity by Purchaser  . . . . . . . . . . . .   53

                                      ARTICLE 7
                                       CLOSING
               7.1    Location and Time of the Closing  . . . . . . .   53
               7.2    Deliveries at and forthwith upon the Closing  .   53

                                      ARTICLE 8
                                   GENERAL MATTERS
               8.1    Confidentiality . . . . . . . . . . . . . . . .   54
               8.2    Public Notices  . . . . . . . . . . . . . . . .   54
               8.3    Expenses  . . . . . . . . . . . . . . . . . . .   55
               8.4    Conveyance Taxes  . . . . . . . . . . . . . . .   55
               8.5    Specific Performance  . . . . . . . . . . . . .   55
               8.6    Assignment  . . . . . . . . . . . . . . . . . .   55
               8.7    Notices . . . . . . . . . . . . . . . . . . . .   56
               8.8    Time of Essence . . . . . . . . . . . . . . . .   57
               8.9    Further Assurances  . . . . . . . . . . . . . .   57
               8.10   Counterparts  . . . . . . . . . . . . . . . . .   58

                                  PURCHASE AGREEMENT
                                  ------------------


                    THIS AGREEMENT is made as of the 12th day of October, 1994,

          B E T W E E N:

                                   THE  CONTINENTAL  INSURANCE  COMPANY  OF
                                   CANADA, a corporation incorporated under the laws of Canada

                                   (the "Corporation")

                                   - and -

                                   THE DOMINION INSURANCE CORPORATION, a corporation incorporated under the laws of Canada

                                   ("Dominion")

                                   - and -

                                   FIREMEN'S INSURANCE  COMPANY OF  NEWARK,
                                   NEW JERSEY, a corporation incorporated under the laws of the State of New Jersey

                                   ("Firemens")

                                   - and -

                                   CONTINENTAL REINSURANCE CORPORATION, a corporation incorporated under the laws of the State of California

                                   ("CRC")

                                   - and -

                                   CONTINENTAL    REINSURANCE   CORPORATION
                                   INTERNATIONAL  LIMITED,   a  corporation
                                   incorporated under the laws of Bermuda

                                   ("CRCIL")

                                   - and -


                                   THE    CONTINENTAL     CORPORATION,    a
                                   corporation incorporated under the laws of the State of New York

                                   ("Continental")

                                   - and -

                                   FAIRFAX FINANCIAL HOLDINGS LIMITED, a corporation incorporated under the laws of Canada


                                   (the "Purchaser")

          RECITALS:
          A.   The  Corporation  and   Dominion  are  in  the   process  of
               completing a corporate reorganization  which is described in
               Schedule 1.10 (the "Reorganization");

          B. Upon completion of the Reorganization, including receipt of all necessary regulatory approvals, the Corporation and Dominion wish to sell all of the issued and outstanding shares in the capital of New Continental and the Purchaser wishes to purchase such shares, on and subject to the terms and conditions of this Agreement;


          C. If the Reorganization cannot be completed because all necessary regulatory consents and approvals have not been received by April 30, 1995, then the parties have agreed that on April 30, 1995 Firemens, CRC and CRCIL (collectively, the "Vendors") will sell and the Purchaser will purchase all of the issued and outstanding shares in the capital of the Corporation, on and subject to the terms and conditions of this Agreement;


          D. In addition, certain assets, liabilities and business of Niagara and CIC are to be transferred to and assumed by the Corporation and Dominion and vice versa as part of a rationalization of the Canadian operation;

          E. Continental owns directly or indirectly all of the issued and outstanding shares of the Vendors, the Corporation, Dominion, CIC and Niagara and Continental wishes to assist in the completion of the transactions contemplated in this Agreement;


          Therefore in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:


                                      ARTICLE 1
                                      ---------

                                    INTERPRETATION
                                    --------------


          1.1  Definitions
               -----------
               In this Agreement,


               "AAU" means Associated Aviation Underwriters;

               "Adjustment Amount" means the greater of (A) zero and (B) an amount equal to the lesser of (X) $30 million or, if the Purchaser exercises its election under section 5.8, $40 million, and (Y) the following:


               (a) the amount, positive or negative, which results when the amount of Reserves for Unpaid Losses and Loss Adjustment Expenses of Continental Canada as at December 31, 1993 (such amount being $314.7 million or, if the Purchaser exercises its election under section 5.8, $467.0 million) is subtracted from the sum of:


                    (i) Reserves for Unpaid Losses and Loss Adjustment Expenses at the Determination Date, and

                   (ii) the aggregate amount of all losses and allocated loss adjustment expenses paid by Continental Canada from January 1, 1994 to the Determination Date,


                    in each case with respect only to losses, arising out of events occurring on or before December 31, 1993, under contracts of insurance or reinsurance entered into by Continental Canada which are in effect before January 1, 1994;

               plus

               (b)  the sum of:


                    (i) Reserves for Uncollectible Reinsurance at the Determination Date; and


                   (ii) the aggregate amount of Uncollectible Reinsurance on paid claims written off, net of any recoveries by Continental Canada with respect thereto, from January 1, 1994 to the Determination Date, to the extent that it does not increase the Reserves for Unpaid Losses and Loss Adjustment Expenses at the Determination Date;


                    in each case in respect of reinsurance agreements in effect before January 1, 1994 with respect to insurance policies in effect before January 1, 1994 and under which a claim arises out of events occurring prior to January 1, 1994;


               "affiliate": a company shall be deemed to be an affiliate of another company if one of them is the subsidiary of the other or if both are subsidiaries of the same company or if each of them is controlled by the same Person;
               "Agreement" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement; and unless otherwise indicated, references to Articles and sections are to Articles and sections in this agreement;


               "Alternative Documents" has the meaning in section 1.10;

               "Applicable Laws" means all federal, provincial, state or local laws, rules or regulations of any applicable jurisdiction and all orders, rulings, judgments and decrees of any court or tribunal in any such jurisdiction, and the rules, regulations and administrative guidelines and policies of any governmental or non-governmental regulatory authority;


               "Assumed Liabilities" means all of the debts, liabilities, obligations, commitments, provisions and duties of CIC and Niagara in connection with the business and insurance policies covered by the Continental-Phoenix Pooling Agreement and in connection with the business known as the Continental Run-off business, the CIRI (Canadian Industrial Risk Insurers) business and the Department E business covered by the Dominion-Continental Pooling Agreement, including losses, allocated loss adjustment expenses, unearned premiums and amounts payable;

               "Auditors" means KPMG Peat Marwick, chartered accountants, or any predecessor thereof;

               "Bermuda Trust" means the trust established pursuant to the trust agreement dated December 31, 1981 between Continental Reinsurance Corporation (Bermuda) Limited (now CRCIL) and Canada Permanent Trust Company;

               "Business" means the carrying on of the property and casualty insurance business or other business carried on by Continental Canada at or prior to the date of this Agreement;

               "Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario;

               "CIC" means The Continental Insurance Company;

               "CIC Investments" means cash or marketable securities held in Canada by CIC as shall be mutually agreed by the parties hereto acting reasonably, with a value determined in accordance with Schedule 2.3;

               "Canadian Branch Assets" means all of the assets (including CIC Investments and Niagara Investments) used or held by Niagara and CIC in connection with the Assumed Liabilities;

               "Canadian Branch Business" means the Canadian Branch Assets and the Assumed Liabilities;

               "Charge" means any security interest, lien, charge, pledge, encumbrance, mortgage, adverse claim or title retention agreement of any nature or kind;


               "Claim" has the meaning  attributed to such term in  section
               6.2;

               "Closing"   means  the   completion   of  the   transactions
               contemplated pursuant to this Agreement;

               "Closing Date" means January 1, 1995, or such earlier or later date as may be mutually agreed upon in writing by the parties;


               "Closing Documents" has the meaning in section 1.10;

               "Combined Ratio Achieved" means the simple average of the combined ratios (calculated in the same manner utilized by Continental Canada for its management information systems for calculating its combined ratio for the 1993 calendar year and for several years immediately prior thereto (which calculation is based on the calendar year)) of the Corporation and its Subsidiaries for each of the five calendar years ending on December 31 from 1995 to 1999, provided that the calculation of the combined ratio in each such year shall include a management fee of $3 million payable to the Purchaser regardless of the amount actually paid or accrued;


               "Confidential Information Memorandum" means the confidential information memorandum concerning Continental Canada dated June 1994 stated to have been prepared by Barclays Bank plc acting through its BZW Division;

               "Continental Canada" means the Corporation and its Subsidiaries including the Canadian Branch Business and, only if the Purchaser exercises its election under section

               5.8, the assets, liabilities and business which are the subject matter of the Retrocession Agreement, but in any event excluding the Excluded Business;

               "Continental-Phoenix Pooling Agreement" means the Continental-Phoenix Canadian Intercompany Pooling Agreement dated December 31, 1983 among Dominion, CIC, Niagara, the Corporation, Phoenix Assurance Company of Canada and The Century Insurance Company of Canada;

               "control": a company or a corporation shall be deemed to be controlled by another Person or by two or more other Persons acting together if,


               (a) voting securities of the company carrying more than fifty percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other Person or by or for the benefit of the other Persons; and


               (b)  the votes carried  by such securities are  entitled, if
                    exercised,  to  elect  a  majority   of  the  board  of
                    directors of the company;


               "Determination Date" means December 31, 1998;


               "Dominion" means The Dominion Insurance Corporation;


               "Dominion-Continental   Pooling    Agreement"   means    the
               Intercompany Pooling Agreement dated August 22, 1985 among Dominion, CIC, Niagara and the Corporation;


               "Escrow Agreement" has the meaning in section 1.10;


               "Excluded   Assets"  means  all  of  the  assets  (including
               Excluded Investments) used or held by the Corporation and the Subsidiaries in connection with the Excluded Liabilities;

               "Excluded Business" means the Excluded Assets and the Excluded Liabilities;

               "Excluded Investments" means cash or marketable securities held by the Corporation or the Subsidiaries as shall be mutually agreed by the parties hereto acting reasonably, with a value determined in accordance with Schedule 2.3;


               "Excluded Liabilities" means all of the debts, liabilities, obligations, commitments, provisions and duties of the Corporation and the Subsidiaries (i) in connection with the business and insurance policies covered by the Dominion-Continental Pooling Agreement except the business covered by such Pooling Agreement known as the Continental Run-off business, the CIRI (Canadian Industrial Risk Insurers) business and the Department E business, and (ii) related to the December 28, 1983 reinsurance agreement between the Corporation and CRCIL, including in both cases losses, allocated loss adjustment expenses, unearned premiums and amounts payable;


               "Fairfax Note" means a 7 3/4% note due December 15, 2003 issued by the Purchaser in the principal amount of $25 million with
               terms  and  conditions   identical  to  the  terms   of  the
               Purchaser's outstanding U.S. $100 million of 7 3/4% Notes due December 15, 2003 publicly issued under a prospectus dated December 8, 1993, except that the note would be redeemable at par plus accrued interest at any time coincident with a public or private debt issue by the Purchaser;

               "Financial Statements" means the unconsolidated financial statements of the Corporation and its Subsidiaries as at December 31, 1993 (including the notes thereto), together with the report of the Auditors thereon, copies of which have been delivered to the Purchaser;

               "Investment Management Agreement" means the letter agreement dated September 27, 1994 between the Purchaser and Continental relating to the management of the investments of Continental Canada by Hamblin Watsa Investment Counsel Ltd.;

               "MOAC" means Marine Office of America Corporation;

               "New  Continental" has  the  meaning  attributed thereto  in
               Schedule 1.10;

               "New  Dominion"  has  the  meaning  attributed  thereto   in
               Schedule 1.10;

               "Niagara" means Niagara Fire Insurance Company;

               "Niagara Investments" means cash or marketable securities held in Canada by Niagara as shall be mutually agreed by the parties hereto acting reasonably, with a value determined in accordance with Schedule 2.3;

               "Non-Competition Agreement" means the non-competition agreement between the Corporation, the Purchaser, the Vendors and Continental in the form attached hereto as
               Schedule 1.1;

               "OSFI" means the Office of the Superintendent of Financial Institutions Canada;

               "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

               "Policyholder" means a named insured under a policy to which the Pooling Arrangements apply;

               "Pooling  Arrangements"   means  the   pooling  arrangements
               effected   pursuant  to   the  Continental-Phoenix   Pooling
               Agreement and the Dominion-Continental Pooling Agreement;

               "Portfolio" means (i) all bonds, debentures, treasury bills, shares, evidences of indebtedness and other securities which are ordinarily recorded as investments in the books and records of the Corporation or a Subsidiary and which are held by the Corporation or a Subsidiary and (ii) the Niagara Investments and the CIC Investments;

               "Pro Forma Financial Statements" means the pro forma balance sheet of Continental Canada attached as Schedule 3.1.10;

               "Purchase Price" has the meaning  attributed to such term in section 2.2;

               "Purchased Shares" has the meaning attributed to such term in section 2.1;


               "Purchaser's Claim" has the meaning attributed to such term in section 6.2;

               "Purchaser's Counsel" means the firm of Tory Tory DesLauriers & Binnington of Toronto, Ontario, or such other counsel as the Purchaser may appoint with respect to this Agreement and the matters contemplated hereby;

               "Quota  Share   Treaty"  means  the   reinsurance  agreement
               currently in force pursuant to which Continental Canada cedes certain portions of its business to CRCIL;


               "Redundancy Amount" means, if the amount calculated in accordance with the following is positive, zero, and if the amount calculated in accordance with the following is negative, the positive amount resulting from deleting the minus sign therefrom:


               (a) the amount, positive or negative, which results when the amount of Reserves for Unpaid Losses and Loss Adjustment Expenses of Continental Canada as at December 31, 1993 (such amount being $314.7 million or, if the Purchaser exercises its election under section 5.8, $467.0 million) is subtracted from the sum of:


                    (i) Reserves for Unpaid Losses and Loss Adjustment Expenses at the Determination Date, and


                   (ii) the aggregate amount of all losses and allocated loss adjustment expenses paid by Continental Canada from January 1, 1994 to the Determination Date,


                    in each case with respect only to losses, arising out of events occurring on or before December 31, 1993, under contracts of insurance or reinsurance entered into by Continental Canada which are in effect before January 1, 1994;


               plus


               (b)  the sum of:

                    (i) Reserves for Uncollectible Reinsurance at the Determination Date; and


                   (ii) the aggregate amount of Uncollectible Reinsurance on paid claims written off, net of any recoveries by Continental Canada with respect thereto, from January 1, 1994 to the Determination Date, to the extent that it does not increase the Reserves for Unpaid Losses and Loss Adjustment Expenses at the Determination Date;


                    in each case in respect of reinsurance agreements in effect before January 1, 1994 with respect to insurance policies in effect before January 1, 1994 and under which a claim arises out of events occurring prior to January 1, 1994;


               "Reorganization" has the meaning attributed thereto in recital A;


               "Reserves for Uncollectible Reinsurance" means an amount equal to the provision, determined in accordance with generally accepted accounting principles (applied on a basis consistent with that used at December 31, 1993), in respect of the consolidated financial position of Continental Canada for Uncollectible Reinsurance;


               "Reserves for Unpaid Losses and Loss Adjustment Expenses" means an amount equal to the provision, determined in accordance with generally accepted accounting principles (applied on a basis consistent with that used at December 31, 1993), in respect of the consolidated financial position of Continental Canada, for (a) case reserve estimates for reported losses, plus (b) incurred but not reported claims and allocated loss adjustment expenses, less (c) cash amounts that relate to salvage and subrogation recoveries, net in all cases of applicable reinsurance recoverables;

               "Retrocession Agreement" means the Retrocession Agreement referred to in section 5.8;

               "subsidiary": a company shall be deemed to be a subsidiary of another company if


               (a)  it is controlled by,


                    (i)  the other, or


                    (ii) that  other  and one  or  more companies,  each of
                         which is controlled by that other, or


                    (iii) two or more companies, each of which is controlled by that other; or


               (b) it is a subsidiary of a company that is the other's subsidiary;


               "Subsidiaries Shares" means all of the issued and outstanding shares in the capital of each of the Subsidiaries, the details of which are set out in Schedule 3.1.5;


               "Subsidiary"  means   each  of   Dominion  and   Continental
               Insurance Management Ltd. and "Subsidiaries" means both such corporations;

               "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, premiums, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges;


               "Third Party"  has the  meaning attributed  to such  term in section 6.2;

               "Third Party Claim" has the meaning attributed to such term in section 6.2;

               "Time of Closing" means 12:01 a.m., Toronto time, on the Closing Date or such other time on the Closing Date as may be agreed upon in writing by the parties;


               "Uncollectible Reinsurance" means reinsurance recoverables owed to Continental Canada by reinsurers (including without limitation currently affiliated reinsurers) that have been determined to be uncollectible (including any amount charged as an expense in connection with commutation), in accordance with generally accepted accounting principles (applied on a basis consistent with that used at December 31, 1993);


               "Vendors" has the meaning attributed thereto in recital C;


               "Vendors' Counsel" means the firm of Blake, Cassels & Graydon of Toronto, Ontario, or such other counsel as the Vendors may appoint with respect to this Agreement and the matters contemplated hereby.

          1.2  Schedules
               ---------
               The following are the Schedules attached to this Agreement:

               Schedule 1.1     -  Non-Competition Agreement
               Schedule 1.10    -  Steps in the Reorganization
               Schedule 2.3     -  Terms   of   Transfer   and   Assumption
                                   Agreements
               Schedule 3.1.5   -  Share  Capital  of the  Corporation  and
                                   Subsidiaries
               Schedule 3.1.10  -  Pro Forma Balance Sheet
               Schedule 3.1.13  -  Intellectual Property
               Schedule 5.11    -  Business Relationships


          1.3  Headings and Table of Contents
               ------------------------------

               The inclusion of headings and a table of contents in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.


          1.4  Gender and Number
               -----------------
               In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.


          1.5  Currency
               --------

               Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in Canadian currency.


          1.6  Generally Accepted Accounting Principles
               ----------------------------------------

               In this Agreement, except to the extent otherwise expressly provided, references to "generally accepted accounting principles" mean, for all principles stated in the Handbook of the Canadian Institute of Chartered Accountants, such principles so stated, consistently applied.


          1.7  Invalidity of Provisions
               ------------------------
               Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.


          1.8  Entire Agreement, Waiver
               ------------------------

               This Agreement, the Investment Management Agreement and the agreements to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no warranties, representations or other agreements between the parties in connection with such subject matter except as specifically set forth or referred to therein. Except as expressly provided in this Agreement, no amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.


          1.9  Governing Law
               -------------
               This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.


          1.10 Reorganization
               --------------

               The Purchaser acknowledges that the Corporation and Dominion are in the process of completing the Reorganization, subject to receiving all required approvals and consents. The Purchaser acknowledges that it is satisfied with and consents to the Reorganization. The parties hereto agree promptly after the date hereof to execute and deliver, and to cause any relevant subsidiary to execute and deliver, an amending agreement which amends this Agreement so that this Agreement as so amended provides for the transaction provided for hereunder in the circumstances of the completed Reorganization and so that the Purchaser and Continental will each have rights and obligations under the Agreement as so amended which are essentially identical, based on the circumstances after the Reorganization is completed, to the rights and obligations which they each have under this Agreement. The additional costs incurred by the Purchaser and Continental Canada in connection with or as a result of the Reorganization (including without limitation the costs of determining whether the Reorganization is neutral or advantageous to the Purchaser and Continental Canada from a tax point of view) shall be for the account of Continental. If the Reorganization takes place, Continental, the Vendors, the Corporation and Dominion shall jointly and severally indemnify the Purchaser and save the Purchaser harmless for and from any loss, damage, liability, expense or deficiency suffered by the Purchaser, New Continental or New Dominion for Tax payable by any of them in excess of the Tax that would have been payable by the Purchaser, the Corporation and Dominion, respectively, if the Reorganization had not taken place and the Purchaser had acquired the shares of the Corporation instead of the shares of New Continental.


               If all approvals and consents required to effect the Reorganization have not been received by the Closing Date, the parties hereto agree to, at the Time of Closing, execute and deliver in escrow pursuant to an escrow agreement described below (the "Escrow Agreement") the portion of the Purchase Price referred to in section 2.2.2.1, all other Closing deliveries and documentation which would be required if the Reorganization occurs by April 30, 1995 (such other Closing deliveries and documentation being the "Closing Documents") and all other Closing deliveries and documentation which would be required if the Reorganization does not occur by April 30, 1995 (such other deliveries and documentation being the "Alternative Documents").

               The Escrow Agreement shall contain the following material provisions, and shall otherwise be satisfactory to the Purchaser and Continental, each acting reasonably:


               (i) the escrow agent shall hold all documents delivered as provided in this section 1.10 until the earlier of April 30, 1995 and the date on which it receives a certificate of Continental and the Purchaser to the effect that all regulatory approvals necessary to permit the Reorganization to be completed have been granted, each of the Purchaser and Continental agreeing to provide such certificate upon the receipt of all such regulatory approvals;


               (ii) the escrow  agent shall  invest the  Purchase Price  in accordance with the terms of the Escrow Agreement, the Purchaser having no approval rights in respect thereof;


              (iii) if  the   escrow   agent   receives  the   certificate
                    referred to in paragraph (i) above prior to the close of business on April 30, 1995, the escrow agent shall deliver the portion of the Purchase Price placed in escrow ( and all income earned thereon during the escrow period) to the order of the Corporation and Dominion, shall deliver each of the Closing Documents to the party who is to receive it and shall destroy the Alternative Documents;


               (iv) if  the escrow agent  does not receive  the certificate referred to in paragraph (i) above prior to the close of business on April 30, 1995, the escrow agent shall deliver the portion of the Purchase Price placed in escrow (and all income earned thereon during the escrow period) to the order of the Vendors, shall deliver each of the Alternative Documents to the party who is to receive it and shall destroy the Closing Documents; and




               (v) Continental and the Purchaser shall provide the escrow agent with the customary indemnities, but as between them Continental shall indemnify the Purchaser with respect thereto, and Continental shall pay any fees and expenses of the escrow agent.



               The Purchaser covenants and agrees to cooperate and to use all reasonable efforts to take all steps reasonably requested of it by Continental to be taken to achieve completion of the Reorganization.


          1.11 Disclosure Generally
               --------------------
               If, and to the extent, any information required to be furnished in any Schedule is contained herein or in any Schedule or part of a Schedule, such information shall be deemed to be included in all sections hereof and in all Schedules and parts of Schedules in which it is required to be included. The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgement by the Vendors and Continental that such information is material to or outside the ordinary course of the Business of the Corporation and the Subsidiaries.


                                      ARTICLE 2
                                      ---------

                                  PURCHASE AND SALE
                                  -----------------


          2.1  Agreement to Purchase and Sell the Purchased Shares
               ---------------------------------------------------
               Subject to the terms of this Agreement and in accordance with section 1.10, as of the Time of Closing, Continental shall cause one of the following to occur: (i) if the Reorganization is completed by April 30, 1995, the Corporation and Dominion shall sell and the Purchaser shall purchase all of the issued and outstanding shares in the capital of New Continental; or (ii) if the Reorganization is not completed by April 30, 1995, the Vendors shall sell and the Purchaser shall purchase all of the issued and outstanding shares in the capital of the Corporation, in either case for the Purchase Price paid in accordance with section 2.2. The shares so purchased shall be herein referred to as the "Purchased Shares".


          2.2  Calculation  and  Payment  of  the  Purchase Price  for  the
               ------------------------------------------------------------

          Purchased Shares
          ----------------
               2.2.1 The Purchaser shall purchase the Purchased Shares for a total purchase price as follows:

               2.2.1.1   $155 million; and
               2.2.1.2   $10 million; and
               2.2.1.3   50% of the Redundancy Amount

          (hereinafter referred to as the "Purchase Price") in the manner described in section 2.2.2 and upon and subject to the terms and conditions hereof.

               2.2.2    The  Purchase Price shall be paid by the Purchaser
                        as specified in section 1.10 as follows:
               2.2.2.1  as to the amount specified in section 2.2.1.1
                        above, at the Time of Closing by payment of $130 million by certified cheque or bank draft or wire transfer at the option of the payee and the issuance of the Fairfax Note; and


               2.2.2.2 as to the amount specified in section 2.2.1.2 above, by certified cheque, bank draft or wire transfer at the option of the payee on March 15, 2000 if and only  if the Combined Ratio Achieved  is 100.4 or less;
                    and


               2.2.2.3 as to the amount specified in section 2.2.1.3 above, by certified cheque, bank draft or wire transfer at the option of the payee on the date two weeks following the date on which the Adjustment Amount has been finally determined in accordance with section 6.5 hereof.


          2.3  Transfer of Excluded Business and Canadian Branch Business
               ----------------------------------------------------------


               Upon receiving all approvals and consents required under Applicable Laws, Continental shall cause the Corporation, Dominion, CIC, Niagara and any other relevant subsidiaries, prior to the Time of Closing, to execute and deliver agreements, which are in form and substance acceptable to the Purchaser and Continental, acting reasonably, which provide for the following:


               (i) the transfer of the Excluded Business from the Corporation and Dominion to Niagara and CIC, as applicable, effective the close of business on September 30, 1994; and


               (ii) the  transfer  of  the  Canadian  Branch  Business from
                    Niagara and CIC to the Corporation and Dominion, as applicable, effective the Closing Date.


               The above-mentioned transfer and assumption agreements shall include the terms and conditions set out in Schedule 2.3, as applicable, and shall be effected using the same form and methodology as used in the Pro Forma Financial Statements.


          2.4  Effective Date
               --------------

               Although the purchase of the Purchased Shares takes effect as of the Closing Date, the parties hereto acknowledge that the Purchase Price was determined based on the state of affairs of Continental Canada as at June 30, 1994 shown in the Pro Forma Financial Statements and that the economic and accounting effect of this transaction is that the results of the operations of Continental Canada after June 30, 1994 are for the account of the Purchaser in accordance with this Agreement.


                                      ARTICLE 3
                                      ---------

                            REPRESENTATIONS AND WARRANTIES
                            ------------------------------


          3.1  By the Vendors and Continental
               ------------------------------
               The Vendors and Continental jointly and severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying upon the following representations and warranties in connection with the transactions contemplated under this Agreement:


               3.1.1     Incorporation   and   Status   of   the   Vendors,
                         --------------------------------------------------
               Continental,   Niagara  and  CIC.    Each  of  the  Vendors,
               --------------------------------
               Continental, Niagara and CIC are duly incorporated and validly existing under the laws of their jurisdiction of incorporation. Each of the Vendors, Niagara and CIC is, directly or indirectly, a wholly-owned subsidiary of Continental.


               3.1.2     Corporate Power of the Vendors and Continental and
                         --------------------------------------------------
               Due   Authorization.    This  Agreement,  and  each  of  the
               -------------------
               agreements, contracts and instruments required by this Agreement to be delivered by the Vendors, Continental, Niagara and CIC, respectively, will at the Time of Closing have been duly authorized by such respective party or parties. Upon receipt of such authorizations, the Vendors, Continental, Niagara and CIC will have the corporate power and capacity to enter into, and to perform their obligations under, this Agreement. This Agreement has been duly executed and delivered by the Vendors and Continental and subject to receipt of appropriate corporate authorizations as described above is a valid and binding obligation of the Vendors and Continental, enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies. At the Time of Closing all agreements, contracts and instruments required by this Agreement to be delivered by the Vendors, Continental, Niagara and CIC at such time will be duly executed and delivered by the Vendors, Continental, Niagara and CIC, as the case may be, and will be valid and binding obligations of the Vendors, Continental, Niagara and CIC, as the case may be, enforceable in accordance with their respective terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.


               3.1.3     Incorporation and  Status of  the Corporation  and
                         --------------------------------------------------
               Subsidiaries.  Each of the Corporation  and the Subsidiaries
               ------------
               is duly incorporated and organized, and is subsisting under the laws of its jurisdiction of incorporation. Each of the Corporation and the Subsidiaries is duly registered, licensed or qualified to carry on its Business under the laws of each province or territory in which it carries on Business.


               3.1.4     Power  of the  Corporation  and the  Subsidiaries.
                         -------------------------------------------------
               Each of the Corporation and the Subsidiaries has all the necessary powers, licences, permits and rights which it requires to own or lease its assets and to carry on its Business as the same is presently conducted. None of the Vendors and Continental is aware of any revocation, termination or material adverse amendment of any power, licence, permit or right referred to above which is proposed or threatened by any governmental body or regulatory authority.


               3.1.5     Capital  of  the   Corporation  and  Subsidiaries.
                         -------------------------------------------------
               Schedule 3.1.5 sets out particulars of the authorized and issued shares of the Corporation and each Subsidiary. All the shares indicated on such Schedule as being issued and outstanding have been validly issued and are outstanding as fully paid and non-assessable shares. There are no shareholders agreements, voting trusts or other agreements or understandings with respect to the voting of the shares, or any of them, of the Corporation or any Subsidiary.


               3.1.6     Subsidiaries.    The  Subsidiaries  are  the  only
                         ------------
               subsidiaries of the Corporation.


               3.1.7     No  Obligations to Issue Securities.  There are no
                         -----------------------------------
               agreements, options, warrants, rights of conversion or other rights pursuant to which the Corporation or any Subsidiary is, or may become, obligated to issue any shares or any securities convertible or exchangeable, directly or indirectly, into any shares of the Corporation or any Subsidiary.


               3.1.8     Title  to and Right  to Sell the  Purchased Shares
                         --------------------------------------------------
               and  the  Branch  Businesses.   The  Vendors  are  the  sole
               ----------------------------
               registered and beneficial owners of the Purchased Shares with good, valid and freely transferable title thereto, free of all Charges. Niagara and CIC are the absolute beneficial owners of the Canadian Branch Assets each with good, valid and freely transferable title thereto, free of all charges. There are no agreements or (except for requisite regulatory approvals) restrictions which in any way limit or restrict the transfer to the Purchaser of any of the Purchased Shares or to the Corporation of the Canadian Branch Business and there are no shareholders agreements, voting trusts or other agreements or understandings with respect to the voting of the Purchased Shares or any of them.


               3.1.9     No Dividends.  No dividends have been  declared or
                         ------------
               paid on or in respect of the Purchased Shares and no other distribution on any of the Corporation's or a Subsidiary's securities or shares has been made since December 31, 1993.


               3.1.10    Financial  Statements  and   Pro  Forma  Financial
                         --------------------------------------------------
                         Statements.
                         ----------

                    3.1.10.1  Financial    Statements.     The    Financial
                              -----------------------
                    Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and fairly present the financial position of the Corporation and the Subsidiaries and the results of their operations as of the dates and throughout the periods indicated.

                    3.1.10.2  Pro   Forma   Financial    Statements.    The
                              -------------------------------------
                    unaudited Pro Forma Financial Statements fairly present
                    the financial position of Continental Canada as of June 30, 1994 and there has been no material adverse change in the financial position of Continental Canada from the position reflected in the Pro Forma Financial Statements.


               3.1.11    Tax Matters.  The Corporation and the Subsidiaries
                         -----------
               have accurately prepared and filed all tax returns required to be filed by them in all applicable jurisdictions, and have paid all Taxes payable by them, for all periods to and including December 31, 1993. Adequate provision has been made in the Financial Statements for all Taxes payable in respect of the Business or assets of the Corporation and the

               Subsidiaries or otherwise for all periods up to the date of any balance sheet comprising part of the Financial Statements. Any amounts of Taxes owing pursuant to any assessments for Taxes which have been issued to the Corporation and the Subsidiaries have been paid or are being contested in good faith. There are no actions, suits or other proceedings or investigations (other than tax audits in the ordinary course) or claims in progress, pending or threatened against the Corporation or any Subsidiary in respect of any Taxes and, in particular, there are no currently outstanding reassessments or written enquiries which have been issued or raised by any governmental authority relating to any such Taxes. The Corporation and the Subsidiaries have withheld or collected and remitted all amounts required to be withheld or collected and remitted by them in respect of any Taxes. Correct and complete copies of all federal and provincial income tax returns, including schedules thereto, filed by the Corporation and its Subsidiaries since 1990 and all written communications relating thereto have been provided to the Purchaser.


               3.1.12    Pension  Plans. All  pension  plans (the  "plans")
                         --------------
               provided by the Corporation or any Subsidiary (except for the arrangement providing for the payment of the difference between Revenue Canada limits and that pension that would otherwise be payable under the provisions of the employee pension plan) are registered under, and are in compliance with, the Income Tax Act (Canada), the Pension Benefits Act (Ontario) and all other applicable federal and provincial legislation and all reports, returns and filings required to be made thereunder have been made. The plans have been at all times administered in accordance with their terms and the provisions of applicable law.

                         There are no unfunded  liabilities under the plans
               and, without limiting the generality of the foregoing, there is no going concern unfunded actuarial liability, past service unfunded actuarial liability or solvency deficiency. No changes have occurred since the date of the actuarial report provided to the Purchaser as contemplated in section
               3.1.19 which makes such report misleading in any material respect and, without limiting the generality of the foregoing, none of the Corporation and the Subsidiaries has made or granted, or committed to make or grant, any benefit improvements to which members of any of the plans are or may become entitled which are not reflected in such actuarial report.


                         None of  the Corporation and the  Subsidiaries has
               received, or applied for, any payment of surplus from any of the pension plans of the Corporation or the Subsidiaries.


               3.1.13    Intellectual Property.  Schedule 3.1.13 is a  list
                         ---------------------
               of all registered trade marks and trade mark applications, trade names and certification marks used by the Corporation or any Subsidiary in its Business. Each of the Corporation and each Subsidiary is duly licensed to use or otherwise has the right to use all of the intellectual property listed in
               Schedule 3.1.13 used by it in carrying on its Business in those jurisdictions in which the Business is carried on. To the best of the knowledge of the Vendor and Continental, the conduct of the Business does not infringe the intellectual property rights of any Person.


               3.1.14    Reinsurance.     All   treaties  with   reinsurers
                         -----------
               contemplated or reflected in the reinsurance schedules forming part of the 1993 P & C-1 filings by the Corporation and its Subsidiaries, as the same have been renewed, amended, terminated or replaced in the ordinary course of

               Business, are in full force and effect and none of the Vendors, Continental or Continental Canada has received notice from any reinsurer that such party intends to terminate or does not intend to renew such agreement. Neither Continental Canada nor, to the knowledge of the Vendors and Continental, any other party thereto, is in default as to any material provision of any reinsurance treaty. All reinsurance placed or ceded by Continental
               Canada: (i) was or, as applicable, is, fully placed; (ii) covered or covers losses occurring during the term of the reinsurance except in the case of reinsurance placed to protect claims made against insurance or reinsurance policies; and (iii) was or is placed on terms and conditions which are concurrent with the terms and conditions of the underlying insurance or reinsurance policies which are the subject matter of such reinsurance. No reinsurance placed or ceded by Continental Canada has been cancelled or terminated without provision having been made to provide reinsurance protection for the run-off of in-force insurance or reinsurance policies which were the subject matter of such reinsurance.


                    To  the best knowledge of Continental, the Vendors, the
               Corporation and its Subsidiaries, with respect to each reinsurance agreement referred to above, there exists no dispute between Continental Canada and the other party or parties thereto.


               3.1.15    Confidential Information Memorandum.  To the  best
                         -----------------------------------
               of the knowledge of Continental, the Vendors, the Corporation and its Subsidiaries, the Confidential Information Memorandum did not as of its date make any material untrue statement of fact concerning Continental Canada or contain any material omission of a fact necessary to make a statement contained therein not misleading in the light of the circumstances in which it was made.


               3.1.16    Reinsurance  Filings.  The  reinsurance  schedules
                         --------------------
               forming part of the P & C-1 filings by the Corporation and its Subsidiaries are accurate in all material respects.


          3.2  By the Purchaser
               ----------------

               The Purchaser represents and warrants to the Vendors and Continental as follows with respect to itself and any related person to whom it assigns its rights under section 8.6, and acknowledges that the Vendors and Continental are relying upon the following representations and warranties in connection with the transactions contemplated by this Agreement:


               3.2.1     Incorporation and  Status of  the Purchaser.   The
                         -------------------------------------------

               Purchaser is duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

               3.2.2     Corporate   Power  of   the   Purchaser  and   Due
                         --------------------------------------------------
               Authorization.   The Purchaser  has the corporate  power and
               -------------
               capacity to enter into, and to perform its obligations under, this Agreement. This Agreement and the agreements, contracts and instruments required by this Agreement to be delivered by the Purchaser at Closing or forthwith thereafter have been, or will at the Time of Closing or the time of delivery as contemplated by this Agreement have been, duly authorized by the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies. At the Time of Closing, all other agreements, contracts and instruments required by this Agreement to be delivered by the Purchaser at such time will be duly executed and delivered by the Purchaser and will be valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.


               3.2.3     Fairfax   Note.    At  the  Time  of  Closing  the
                         --------------
               Purchaser will have taken all necessary corporate action to authorize the execution, delivery and issue by the Purchaser of the Fairfax Note and the Fairfax Note will constitute a binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.


          3.3  No Finder's Fees
               ----------------

               Each of the parties represents and warrants to the other that such party has not taken, and agrees that it will not take, any action that would cause the other party to become liable to any claim or demand for a brokerage commission, finder's fee or other similar payment. Any fees payable to Barclays Bank plc acting through its BZW Division are the responsibility of Continental.


          3.4  Survival of Covenants, Representations and Warranties
               -----------------------------------------------------
               To the extent that they have not been fully performed at or prior to the Time of Closing, the covenants contained in this Agreement shall survive the Closing unless they are by their terms to be performed at or prior to the Time of Closing. The representations and warranties contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement (which for the purposes of sections 3.4.1 and 3.4.2 shall be deemed to be set out in the appropriate corresponding section of this Agreement) shall survive the Closing provided, however, that:

               3.4.1 such representations and warranties, except those set out in sections 3.1.1 to 3.1.8 inclusive, 3.1.11, 3.1.16, 3.2.1 and 3.2.2 shall terminate on June 30, 1996;


               3.4.2     the representations  and  warranties  set  out  in
               section 3.1.11 shall, subject to section 3.4.3, terminate on the date six years from the Closing Date;


               3.4.3 there shall be no termination of the representations and warranties set out in section 3.1.11 to the extent that any misrepresentation has been made or fraud has been committed in filing a return or in supplying information for the purposes of any legislation imposing Tax on the Corporation or any Subsidiary; and


               3.4.4 no claim for breach of representation or warranty shall be valid unless the party against whom such claim is made has been given notice thereof before the date on which the applicable representation or warranty shall have terminated in accordance with the foregoing.


                                      ARTICLE 4
                                      ---------

                                      CONDITIONS
                                      ----------


          4.1  Conditions for the Benefit of the Purchaser
               -------------------------------------------
               The obligation of the Purchaser to complete the purchase of the Purchased Shares pursuant to this Agreement is subject to the satisfaction of, or compliance with, at or prior to the Time of Closing, each of the following conditions (each of which is acknowledged to be for the exclusive benefit of the Purchaser):


               4.1.1     Accuracy   of  Representations   of  Vendors   and
                         --------------------------------------------------
               Continental    and   Compliance    With   Covenants.     The
               ---------------------------------------------------
               representations and warranties of the Vendors and Continental made in or pursuant to this Agreement shall be true and correct at the Time of Closing with the same force and effect as if made at and as of the Time of Closing, except as otherwise contemplated by this Agreement; the covenants contained in this Agreement to be performed by the Vendors and Continental at or prior to the Time of Closing shall have been performed; the Vendors and Continental shall not be in breach of any material agreement on its part contained in this Agreement; and the Purchaser shall have received certificates confirming the foregoing, signed for and on behalf of the Vendors by senior officers or directors of the Vendors, and signed for and on behalf of Continental by senior officers or directors of Continental, or other persons acceptable to the Purchaser, in form and substance satisfactory to the Purchaser and the Purchaser's Counsel, acting reasonably.


               4.1.2     Opinion of Vendors' Counsel.  The Purchaser  shall
                         ---------------------------
               have received an opinion of Vendors' Counsel as to such matters as the Purchaser and the Purchaser's Counsel may reasonably request (including matters with respect to
               Continental, Niagara and CIC), which opinion shall be in form and substance satisfactory to the Purchaser's Counsel, acting reasonably.


               4.1.3     No Action  to Restrain.  No  action or  proceeding
                         ----------------------
               shall be pending by any Person to restrain or prohibit:


                    4.1.3.1 the performance of this Agreement, including the purchase and sale of the Purchased Shares hereunder and the delivery of the consideration in connection therewith in accordance with terms and conditions of this Agreement; or

                    4.1.3.2   the  Corporation   or  any   Subsidiary  from
                    materially carrying on its Business as the Business is being carried on at the date hereof.


               4.1.4     Non-Competition.    The  Vendors  and  Continental
                         ---------------
               shall have executed and delivered to the Purchaser and Continental Canada the Non-Competition Agreement.


               4.1.5     Consents and  Approvals.   The following  consents
                         -----------------------
               and approvals, which shall be unconditional or on conditions acceptable to the Purchaser at its sole option, shall have been delivered to the Purchaser, in form and substance satisfactory to the Purchaser and the Purchaser's Counsel, acting reasonably:


                    4.1.5.1 the consent and approval of OSFI and the insurance regulatory authorities in each jurisdiction in which the Corporation or a Subsidiary is domiciled or commercially domiciled, and such other regulatory consents or approvals to the transactions contemplated by this Agreement as are required by applicable legislation;


                    4.1.5.2 receipt of an Advance Ruling Certificate under the Competition Act (Canada); and


                    4.1.5.3 all other advice, consents, approvals, waivers and orders notified by the Purchaser to Continental within 30 days of Continental providing the Purchaser with reasonably complete details (including tax information) regarding the Reorganization, which are required to be obtained by the Vendors in connection with the completion of the transactions contemplated by this Agreement, or which are required in order for the Corporation and each Subsidiary to carry on Business after the Closing in accordance with past practice.


               4.1.6     Termination   of   Non-Arm's   Length   Management
                         --------------------------------------------------
               Arrangements.    All  management  arrangements  between  the
               ------------
               Corporation or the Subsidiaries on the one part, and Continental, any affiliate (excluding the Corporation and the Subsidiaries), and any officer, director, employee or shareholder of Continental or any such affiliate, on the other part, will be terminated without any continuing liability to the Corporation or a Subsidiary.


               4.1.7     Security Agreements.  The Vendors  will deliver or
                         -------------------
               cause to be delivered to the Purchaser, and duly registered as necessary, the security agreements referred to below, in form and on terms reasonably acceptable to the Purchaser. The security agreements shall provide for a security interest in marketable securities (the income on which shall belong to the depositor) with a market value (determined by mutual agreement of the parties, acting reasonably), as at the Closing Date and on a continuing basis so long as the security agreements remain in effect, of not less than $30 million (or, if the Purchaser has exercised its election under section 5.8, $40 million), which may, if the Vendors so choose, include the Fairfax Note (valued at $25 million) whether or not the same is marketable. The security agreements shall be agreements in favour of the Purchaser collateralizing the indemnification and Adjustment Amount payment obligations in section 6.1. Notwithstanding the foregoing, the Purchaser may require that the above-mentioned security arrangements be established by way of an effective trust in favour of the Purchaser. All such security or trust arrangements shall terminate upon determination and payment, if any, of the Adjustment Amount.

               4.1.8     Transfer of Excluded Business and Canadian  Branch
                         --------------------------------------------------
               Business.  The transfers referred  to in section 2.3, all in
               --------
               form and substance satisfactory to the Purchaser acting reasonably, shall have occurred.


               4.1.9     No Material Adverse Change.  There shall have been
                         --------------------------

               no material adverse change to the financial condition of the Corporation and the Subsidiaries taken as a whole since June 30, 1994 and neither the Corporation nor any Subsidiary shall have any liability to pay any compensation as described in section 5.4.6.


               4.1.10    Financing.  The Purchaser shall  have arranged the
                         ---------
               necessary financing for the purchase provided for by this Agreement by October 17, 1994. The Purchaser shall, on or before October 17, 1994, notify Continental whether or not this condition has been fulfilled, and if such notification is not given this condition shall be deemed to be waived by the Purchaser.


               If any of the conditions contained in this section 4.1 shall not be fulfilled or performed at or prior to the Time of Closing to the satisfaction of the Purchaser, acting reasonably, the Purchaser may, by notice to the Vendors and Continental, terminate this Agreement and the obligations of the Vendors, Continental and the Purchaser under this Agreement other than the obligations contained in sections 3.3, 8.1 and 8.2. The
          Purchaser may also bring an action against the Vendors and Continental for damages suffered by the Purchaser where the non-performance or non-fulfilment of a condition is as a result of a wilful breach of covenant, representation or warranty by the Vendors or Continental. Any condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for wilful breaches of covenant, representation or warranty.

          4.2  Conditions for the Benefit of the Vendors
               -----------------------------------------
               The obligation of the Vendors to complete the sale of the Purchased Shares hereunder is subject to the satisfaction of, or compliance with, at or prior to the Time of Closing, each of the following conditions (each of which is acknowledged to be for the exclusive benefit of the Vendors):


               4.2.1     Accuracy  of  Representations   of  Purchaser  and
                         --------------------------------------------------
               Compliance  With   Covenants.     The  representations   and
               ----------------------------
               warranties of the Purchaser made in or pursuant to this Agreement shall be true and correct at the Time of Closing with the same force and effect as if made at and as of the Time of Closing except as otherwise contemplated by this Agreement; the covenants contained in this Agreement to be performed by the Purchaser at or prior to the Time of Closing shall have been performed; the Purchaser shall not be in breach of any material agreement on its part contained in this Agreement; and the Vendors and Continental shall have received a certificate confirming the foregoing signed for and on behalf of the Purchaser by senior officers or directors of the Purchaser or other persons acceptable to the Vendors, in form and substance satisfactory to the Vendors and the Vendors' Counsel, acting reasonably.


               4.2.2     Opinion of Purchaser's Counsel.  The Vendors shall
                         ------------------------------
               have received an opinion of the Purchaser's Counsel as to such matters as the Vendors and the Vendors' Counsel may reasonably request, which opinion shall be in form and substance satisfactory to the Vendors' Counsel, acting reasonably.


               4.2.3     No Action to  Restrain.   No action or  proceeding
                         ----------------------
               shall be pending or threatened by any Person to restrain or prohibit the performance of this Agreement, including the purchase and sale of the Purchased Shares hereunder and the delivery of the consideration in connection therewith in accordance with terms and conditions of this Agreement.


               4.2.4     Transfer of Excluded Business and Canadian  Branch
                         --------------------------------------------------

               Business.  The transfers referred to in section 2.3, in form
               --------
               and substance satisfactory to the Vendors and Continental acting reasonably, shall have occurred.


               4.2.5     Consents  and   Approvals.     The  consents   and
                         -------------------------
               approvals referred to in section 4.1.5, which shall be unconditional or on conditions acceptable to Continental and the Vendors acting reasonably, shall have been delivered to Continental and the Vendors, in form and substance satisfactory to Continental and the Vendors, acting reasonably.


               4.2.6     Non-Competition.      The  Corporation   and   the
                         ---------------
               Purchaser  shall  have  executed  and  delivered  the   Non-
               Competition Agreement.

                    If any of the conditions contained in this section 4.2 shall not be fulfilled or performed at the Time of Closing to the satisfaction of the Vendors and Continental, acting reasonably, the Vendors and Continental may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendors, Continental and the Purchaser under this Agreement other than the obligations contained in sections 3.3, 8.1 and 8.2. The Vendors and Continental may also bring an action against the Purchaser for damages suffered by the Vendors or Continental where the non-performance or non-fulfilment of a condition is as a result of a wilful breach of covenant, representation or warranty by the Purchaser. Any condition may be waived in whole or in part by the Vendors without prejudice to any claims it may have for wilful breaches of covenant, representation or warranty.

                                      ARTICLE 5
                                      ---------
                         ADDITIONAL AGREEMENTS OF THE PARTIES
                         ------------------------------------


          5.1  Access to Information
               ---------------------

               The Vendors and Continental shall to the extent reasonable in connection with the transactions provided for herein give, and shall cause the Corporation, the Subsidiaries, Niagara and CIC to give, until the Time of Closing, to the Purchaser and its accountants, legal advisers and representatives full access to their premises, all their assets, books, accounts, tax returns, contracts, commitments and records and to their personnel and to furnish them with all such information relating to the Business of the Corporation and each Subsidiary and the Canadian Branch Business and their affairs and assets as the Purchaser may reasonably request.


          5.2  No Solicitation
               ---------------
               Unless and until this Agreement is terminated in accordance with its terms, the Vendors and Continental will not authorize or permit any Person (including any related companies and trusts; management, shareholders or trustees of Continental Canada or any related companies and trusts; and financial advisers, investment dealers or others acting as agent or otherwise for Continental or the Vendors; or any of the foregoing), except in dealing with the Purchaser, to provide access for review, enter into any agreement, have any discussions or correspondence or take any other action related to or with a view to soliciting, encouraging or assisting in any offer or proposal for, or which would have an effect comparable to, purchasing, financing or financing the purchase of Continental Canada (in whole or in part) or all or any material portion of Continental Canada's assets or Business.

          5.3  Conduct of Business Until Time of Closing
               -----------------------------------------
               Except as expressly provided in this Agreement (including without limitation, the Reorganization) or except with the prior written consent of the Purchaser, from the date hereof to the Time of Closing the Vendors and Continental shall direct each of the Corporation and the Subsidiaries, and Niagara and CIC with respect to the Canadian Branch Business, to:


               5.3.1 operate its Business only in the ordinary course, consistent with past practice and, to the extent consistent with such operation, use best efforts to preserve its business organization, including the services of its officers and employees, and its business relationships with significant Policyholders, customers, suppliers, reinsurers and others having business dealings with it;


               5.3.2 maintain all its assets, whether owned or leased, in good condition and repair, and maintain insurance upon all its assets comparable in amount, scope and coverage to that in effect on the date of this Agreement;


               5.3.3 maintain its books, records and accounts in the ordinary course on a basis consistent with past practice;


               5.3.4 do or refrain from doing all acts and things in order to ensure that the representations and warranties in section 3.1 remain true and correct at the Time of Closing as if such representations and warranties were made at and as of such date and to satisfy or cause to be satisfied the conditions in section 4.1 which are within its control.

          5.4  Negative Covenant
               -----------------
               Except as expressly provided in this Agreement (including without limitation, the Reorganization) or except with the prior written consent of the Purchaser, from the date hereof to the Time of Closing the Vendors and Continental shall exercise reasonable efforts to ensure that neither the Corporation nor any
          Subsidiary:


               5.4.1 amends its certificate of incorporation, by-laws or other organizational documents;


               5.4.2     amalgamates,  merges  or   consolidates  with,  or
               acquires all or substantially all the shares or assets of, any Person;


               5.4.3 declares or pays any dividends on, or makes other distributions in respect of, or purchases or redeems, any of its shares;


               5.4.4 authorizes or proposes the issuance of, or purchases or proposes the purchase of, any of its shares or securities convertible into, or rights, warrants or options to acquire, any of its shares;


               5.4.5 changes its outstanding shares into a different number of shares or a different class by reason of any reclassification, recapitalization, split, consolidation, combination, exchange of shares or readjustment, nor shall it declare a stock dividend thereon; or


               5.4.6     grants  or pays  to any  officer  or employee  any
               compensation  with  respect   to  or  arising  out   of  any
               transaction contemplated by this Agreement.


          5.5  Corporate Action and Resignations
               ---------------------------------

               At or prior to the Time of Closing, the Vendors and Continental shall cause all necessary corporate action on their part to be taken for the purpose of approving the transfer of the Purchased Shares to the Purchaser. At or prior to such time, the Vendors and Continental shall use reasonable efforts to obtain the resignations of those directors, and those officers who are not full-time employees, of the Corporation and the Subsidiaries designated in writing by the Purchaser not less than 24 hours prior to the Time of Closing. Continental shall indemnify the Purchaser against any claims by such resigning individuals in their capacity as directors and officers against the Corporation or any of the Subsidiaries (other than in respect of indemnification). If requested by the Purchaser, the Vendors and Continental shall cause nominees of the Purchaser to be elected or appointed directors of the Corporation and the Subsidiaries to fill any vacancies effective as of the Time of Closing.


          5.6  Obtaining of Consents and Approvals
               -----------------------------------

               The Vendors, Continental and the Purchaser shall use their reasonable efforts to deliver, at or prior to the Time of Closing, the consents and approvals referred to in section 4.1.5, although they shall not be required to pay any monies or give any other consideration in order to obtain any consent or approval, other than payments in respect of required regulatory filing fees, reasonable legal fees incurred by third parties in connection  with a  request for  a  consent or  approval and  the expenses of that party (including the reasonable fees and disbursements of their counsel) in obtaining such consents and approvals and such monies or other consideration as may be necessary in connection with the receipt of any required consents of reinsurers. If the Purchaser completes the transaction contemplated hereby on the Closing Date notwithstanding that any of the consents or approvals referred to in section 4.1.5 have not been obtained, the Vendors, Continental and the Purchaser shall continue after the Closing to use reasonable efforts as requested by the Purchaser from time to time in order to attempt to obtain any such consent or approval.


          5.7  Restructuring
               -------------

               Each of the Vendors, Continental and the Purchaser agree that, in addition to the matter contemplated in section 1.10, they will consent to any reasonable proposal to restructure the transaction or any part thereof contemplated by this Agreement in a way advantageous to the party making such proposal if such proposal has no negative economic or commercial impact on the party whose consent is sought.


          5.8  Reinsurance Arrangements
               ------------------------
               Except as otherwise expressly provided for in this Agreement, all reinsurance arrangements between Continental Canada and the Vendors, Continental and their affiliates shall remain in place unamended until December 31, 1994. At the Purchaser's option, Continental shall request the relevant reinsurers to give reasonable consideration to continuing each such arrangement for up to three additional one-year periods. Nothing in this Agreement shall relieve any reinsurer under any such reinsurance arrangements of any obligation incurred or provided for under those arrangements.

               At the Purchaser's election, which must be exercised by notice given to Continental on or prior to December 15, 1994, CRCIL shall, and Continental shall cause CRCIL to, enter into the retrocession agreement provided for below (the "Retrocession Agreement") and the Purchaser shall cause its affiliate to enter into such agreement, which shall be signed either at the Time of Closing or by March 31, 1995, as appropriate. If the Retrocession Agreement is to take effect at the Time of Closing, CRCIL shall, and Continental shall cause CRCIL to, and the Purchaser shall cause its affiliate to, by the Time of Closing or as soon thereafter as is reasonably practicable, take the steps necessary so that there shall have occurred all actions which that agreement provides or contemplates will occur in conjunction with that agreement taking effect. The Retrocession Agreement shall include or be subject to the following terms:


               (i) CRCIL will retrocede to an insurance company subsidiary of the Purchaser (the "retrocessionnaire") all of the liabilities of CRCIL under the Quota Share Treaty related to the business of Continental Canada as of the date provided for below, against payment by CRCIL of good quality, marketable securities within the Bermuda Trust (which securities shall remain within the Bermuda Trust after such payment) equal in value (at fair market value determined by the Purchaser and Continental, acting reasonably) to the sum of 162/180 of the amount of liabilities for outstanding losses assumed and 100% of the liabilities for unearned premiums (net of deferred acquisition costs) assumed, as determined in paragraph (iii) below;

               (ii) the   retrocessionnaire  will   receive   50%  of   the
                    investment income on the assets transferred pursuant to paragraph (i) above from June 30, 1994 until the earlier of Closing and December 31, 1994, and all of such investment income thereafter. Except as provided in the preceding sentence, CRCIL will receive all of the investment income on its assets within the Bermuda Trust;

              (iii) the  liabilities  assumed shall initially be  estimated
                    and,  when  audited  1994  financial  statements    are
                    available, those estimates shall be finalized and necessary adjustments made, all pursuant to procedures comparable to the scheme in Schedule 2.3;

               (iv) the Purchaser may at its option specify either (a) that the Retrocession Agreement will take effect at the earlier of the Time of Closing and December 31, 1994, in which event any further liabilities of CRCIL of the type assumed which accrue after Closing until December 31, 1994 shall also be assumed as of December 31, 1994; or (b) that the Retrocession Agreement will take effect as of January 1, 1995, with the Purchaser having until March 31, 1995 to arrange for this to occur;

               (v) the Bermuda Trust will be amended as necessary to ensure that the assets within the Bermuda Trust are vested in trust for the benefit of the reinsured under the Quota Share Treaty and to permit payments of claims under the Quota Share Treaty to be made out of the assets of the retrocessionnaire within the Bermuda Trust;

               (vi) CRCIL will, in a manner satisfactory to Continental and the Purchaser, acting reasonably, be relieved of direct liability for the liabilities ceded under the Retrocession Agreement, and the Purchaser shall ensure the return to CRCIL of its assets within the Bermuda Trust, not later than December 31, 1997. Until that time, the assets of CRCIL within the Bermuda Trust will remain within that trust and will be managed by CRCIL and such assets as are transferred to the Purchaser under the Retrocession Agreement will be managed by the Purchaser or an affiliate, in both cases within OSFI requirements or guidelines; and

               (vii)     in  the  event   there  is  a  requirement   under
                         Applicable Laws that assets be contributed to the Bermuda Trust,

                    (A) the Purchaser shall, or shall cause the retrocessionnaire, to deposit within that trust assets (which shall remain the contributor's assets) with a fair market value (determined by the Purchaser and Continental, acting reasonably) such that the value of the Purchaser's and the retrocessionnaire's assets within the Bermuda Trust, when added to the amount of claims paid out of such assets in respect of the liabilities retroceded under the Retrocession Agreement, is at least equal to the sum of the value of the assets transferred to the retrocessionnaire in accordance with paragraph (i) above at the time of such transfer plus any increase in assets required under Applicable Laws at any time after December 31, 1994 either as a result of adverse reserves developments in respect of the retroceded liabilities or any change in Applicable Laws; and

                    (B) Continental shall, or shall cause CRCIL, to deposit within the Bermuda Trust assets (which shall remain the contributor's assets) which are sufficient, after any contribution of assets referred to in the preceding clause (vii)(A), to satisfy the requirements of Applicable Laws.

          5.9  Cooperation
               -----------
               The parties shall cooperate fully in good faith with each other and their respective legal advisers, accountants and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement.


          5.10 Retention of Tax Records and Returns
               ------------------------------------
               The Vendors, Continental, the Corporation and its Subsidiaries shall retain (or cause to be retained) all returns, schedules and work papers, records and other documents in their possession relating to Tax matters of the Corporation and the Subsidiaries for each taxable period ending after the Closing Date and for all prior taxable periods, until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the Purchaser in writing of such extensions for the respective taxable periods, or (ii) six years following the due date (without extension) for such returns; provided, however, that
                                                   --------  -------
          returns, schedules, work papers, records and other documents relating to the determination of the basis of any asset shall be retained for six years following the disposition of such asset; and provided further that none of Continental, the Vendors and
              --------  -------
          any subsidiary thereof shall dispose of any such documents without first notifying the Corporation and providing the
          Corporation a reasonable period of time in which to assume possession of such documents. Any information obtained under this section 5.10 shall be kept confidential except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.


          5.11 Continuance of Business Relationships
               -------------------------------------

               Each of the Purchaser, Continental and the Vendors covenant and agree, and covenant and agree to cause their respective affiliates, to continue the existing business relationships and arrangements referred to below in this section 5.11. In the event that prior to Closing the Purchaser determines that it wishes to continue an existing business relationship or arrangement between Continental Canada and Continental and its affiliates which is not referred to below, the Purchaser shall provide Continental and the Vendors with a notice which includes a description of the business relationship or arrangement to be continued and, if Continental is, in its sole discretion, interested in continuing such relationship or arrangement, the parties shall negotiate reasonably regarding the continuation of that business relationship consistent with the provisions below.


               The North American  Business Team arrangements described  in
          Schedule 5.11 will continue indefinitely, subject to mutual agreement otherwise, and the arrangements under which loss control or claims services, or administration services for MOAC (as described in Schedule 5.11), are provided, and specialty lines are insured in Canada and the United States respectively and services and information with respect to those lines is provided, will continue on mutually agreeable terms, negotiated reasonably, so long as desired by the Person to whom the services are provided.


          5.12 Access to Insurance Products
               ----------------------------

               For a  period of five  years after Closing, the  Vendors and
          Continental shall, and shall cause their affiliates to, provide to Continental Canada, at Continental Canada's request, information concerning new insurance products or revised existing insurance products, other than insurance products relating to the lines of business currently managed by MOAC or AAU described in Schedule A to the Non-Competition Agreement and specialty lines which are currently mutually written by Continental Canada and affiliates of Continental but which cease to be mutually written by such parties subsequent to Closing, including reasonable access to copies of such products, all relevant documentation and knowledgeable personnel, so that Continental Canada will be in a position to sell such insurance products. Continental Canada will have the indefinite right to sell insurance products developed based on the information and access provided by this section 5.12 in Canada and any other jurisdiction where Continental and its affiliates do not sell and have not announced their intention to sell such insurance products prior to
          Continental Canada starting to sell such products in those jurisdictions. Nothing in this section 5.12 permits the use of such insurance products otherwise than by Continental Canada or use by Continental Canada in the United States otherwise than through the North American Business Team arrangements described in Schedule 5.11.


          5.13 Protection of Existing Relationships
               ------------------------------------
               Continental covenants and agrees, and covenants and agrees to cause its affiliates, to refrain from taking any action which may reasonably be expected to adversely affect a contractual or business relationship existing between Continental Canada and any other Person at the date hereof, including Continental Canada's role as chief agent for Tokio Marine and Fire.


          5.14 Software Licences
               -----------------
               Continental shall permit Continental Canada to continue to use all computer software currently used by Continental Canada in which Continental or its affiliates have any rights (including, without limitation, software related to catastrophe management or to underwriting or loss control services) and Continental shall use reasonable efforts to provide, and use reasonable efforts to cause its affiliates to provide, Continental Canada with any license agreements which are required or beneficial to continue to use such software, in all cases to the extent that Continental or its affiliates have the right to permit such use. Such license agreements shall be for an indefinite period and at no cost to Continental Canada.

               If MOAC, CIC or Niagara  wishes to use any computer software for their business in Canada which is currently used by Continental Canada, Continental Canada shall allow MOAC, CIC or Niagara to use such software at no cost for an indefinite period to the extent that Continental Canada has the right to permit such use, and shall use reasonable efforts to provide MOAC, CIC and Niagara with any licence agreements which are required or beneficial in this regard.


          5.15 Withholding Tax
               ---------------

               If the Vendors fail to deliver to the Purchaser, at least 2 Business Days before the tax hereinafter referred to is required to be remitted, a certificate issued pursuant to section 116 of the Income Tax Act (Canada) in respect of the sale of the Purchased Shares containing a certificate limit at least equal to $155 million, the amount of the certified cheque or bank draft or wire transfer of the Purchaser referred to in section 2.2.2.1 may be reduced by the amount of tax for which the Purchaser may be liable (as determined solely by the Purchaser's Counsel) under section 116 of such Act. The Purchaser shall not remit such tax to Revenue Canada until two Business Days prior to the last date on which it is required to be remitted.


          5.16 Use of Continental Name and Registered Trade Marks
               --------------------------------------------------
               Continental   and  the  Vendors   consent  to  the   use  by
          Continental Canada of the names Continental Insurance Limited, The Continental Insurance Company of Canada and Continental Insurance Management Ltd. for a period of two years from Closing and agree during that period, and for any longer period contemplated below during which the Continental name may be used, to provide Continental Canada with any consent or other document which is required or beneficial for the use of such name in Canada or any other jurisdiction in which Continental does not carry on business in accordance with Applicable Laws. The Purchaser agrees to change the name of the Corporation and its

          Subsidiaries so that their names do not include the name "Continental" prior to the end of such two year period, unless the name "Continental" is used by Continental Canada in conjunction with another name or term so that the combined name is not confusing with the name "Continental" and unless Continental consents in its sole discretion to the use of the combined name.


               Continental shall, and shall cause its affiliates, to grant or continue to grant to Continental Canada a licence, registered user or comparable agreement to use in Canada the registered trade marks listed on Schedule 3.1.13 which are marked for identification with an "A" or a "B" and all other registered user agreements shall be deemed to be terminated at Closing. The period of the agreement for those marked with an "A" shall be the period for which Continental Canada is allowed to use the "Continental" name and for those marked with a "B" shall be indefinite.


          5.17 Financial Statements
               --------------------

               At the request of the Purchaser, Continental shall arrange for the appropriate auditors to provide any financial statements or pro forma financial statements relating to Continental Canada that are required in connection with securities offerings by the Purchaser to finance the purchase of Continental Canada hereunder.


          5.18 Chief Agent
               -----------

               Continental shall continue to appoint the chief executive officer of the Corporation as chief agent in Canada for
          Continental and any affiliate of Continental carrying on an insurance business in Canada for a period of three years from the Closing Date. Notwithstanding the preceding sentence, the appointment shall be reviewable by Continental at the end of each one year period and may be cancelled by Continental at each such time in its sole discretion or at any time for material non-performance. The Purchaser shall indemnify and save Continental harmless for any loss, damage, liability, expense or deficiency suffered by Continental or an affiliate as a result of any material non-performance of the chief agent as so appointed.


          5.19 NABT Reporting
               --------------
               Robert Rich, or another person acceptable to the Purchaser, shall be the individual designated by Continental as the contact person for Continental Canada in relation to the activities of the North American Business Team.


          5.20 Fairfax Note
               ------------
               At the request of Continental, the Purchaser will use all reasonable efforts to cause the Fairfax Note to be freely tradeable in the United States at any time after the Purchaser has received its audited financial statements for the year ended December 31, 1994.


          5.21 Pension Plan Assets
               -------------------

               The assets including any surplus and related liabilities of the current Continental Canada employee pension plan applicable to MOAC and CAFO, Inc. employees shall be removed from such pension plan in accordance with MOAC's instructions and at MOAC's expense, as soon as all required regulatory consents and approvals have been received. Towers Perrin or such other actuary as is agreed to by the parties hereto shall make all necessary actuarial determinations in this connection.


          5.22 Reinsurance with Affiliates
               ---------------------------

               Continental covenants and agrees that, except for currently established fixed periodic premiums payable in 1994 which are currently unpaid, Continental Canada shall not be liable, in respect of 1994 or any prior period, for any additional or adjusting premiums or payments (including without limitation any payback, swing rate, reinstatement or reinsurance surcharge premium or any payment of a deductible) upon any existing reinsurance or retrocession contract or arrangement made with any affiliate of Continental as reinsurer or retrocessionnaire. The Purchaser shall cause the Corporation and its Subsidiaries to consent to the release to the settlor of any surplus assets held in any trust relating to any existing reinsurance contracts provided that OSFI has consented to such release of surplus assets.


          5.23 Currency Protection on U.S. Claims
               ----------------------------------
               Continental covenants and agrees, with respect to all United States losses of Continental Canada occurring prior to and including December 31, 1994 (other than those relating to the Thomson Corporation business), (the claims giving rise to such losses being those listed in a schedule which has been prepared by the Corporation and its Subsidiaries and provided to Continental) to continue the existing practice whereby affiliates of Continental (other than the Corporation and its Subsidiaries) reimburse and indemnify the Corporation and its Subsidiaries for the excess of any amounts paid by them in United States dollars on or in connection with such claims over the amount which would have been paid had the amount paid been the same numerical dollar amount but denominated in Canadian dollars, such reimbursement and indemnity obligation being limited to the respective loss reserve for each claim as shown on the above-mentioned schedule.


          5.24 Settling U.S. and Canadian Claims
               ---------------------------------

               5.24.1 Continental covenants and agrees, subsequent to the Time of Closing, to cause any affiliate which has the authority or responsibility to settle in the United States any claim on behalf of Continental Canada to keep Continental Canada informed on developments and not to settle such claim unless Continental Canada has approved such settlement prior to the time it is made. In acting on behalf of Continental Canada in connection with claims settlement activities, any such affiliate shall conduct itself in a manner consistent with responsible industry practice, including with a view to preserving Continental Canada's client relationships. Nothing in this section 5.24 restricts Continental Canada's right to terminate the above-mentioned authority or responsibility at any time.


               5.24.2 The Purchaser covenants and agrees, subsequent to the Time of Closing, to cause the Corporation or any affiliate which has the authority or responsibility to settle in Canada any claim on behalf of Continental or an affiliate to keep Continental informed on developments and not to settle such claim unless Continental has approved such settlement prior to the time it is made. In acting on behalf of Continental in connection with claims settlement activities, the Corporation or any of its affiliates shall conduct itself in a manner consistent with responsible industry practice, including with a view to preserving Continental's client relationships. Nothing in this section

               5.24 restricts Continental's right to terminate the above-mentioned authority or responsibility at any time.


          5.25 Termination of  Non-Arm's Length  Arrangements.   Except  as
               ----------------------------------------------
          expressly provided by this Agreement (including, without limitation, in sections 5.11, 5.12, 5.13 and 5.14 hereof), all arrangements between the Corporation or the Subsidiaries on the one part, and Continental, any affiliate (excluding the Corporation and the Subsidiaries), and any officer, director, employee or shareholder of Continental or any such affiliate, on the other part, and any arm's length investment management agreement or arrangement to which Continental Canada is a party, will be terminated as of the Time of Closing unless stipulated otherwise by the Purchaser, without any continuing liability to the Corporation or a Subsidiary and all accrued liabilities under such arrangements shall be satisfied without cost to the Corporation and its Subsidiaries in full on a net basis at the Time of Closing with respect to such of those amounts as are determinable at such time and, with respect to such of those amounts as are not determinable at that time, as soon thereafter as such amounts are determinable.


          5.26 Co-Operation in United States Tax Matters
               -----------------------------------------

               The Purchaser agrees that it shall co-operate with the Vendors and Continental, and cause the Corporation and its Subsidiaries to co-operate with the Vendors and Continental, by sharing all financial and accounting information reasonably requested by the Vendors and Continental in connection with the preparation or audit of Continental's United States federal income tax return or Canadian tax returns of the Corporation and its Subsidiaries for any taxation year during any part of which the Corporation and its Subsidiaries was owned, directly or indirectly, by Continental. Such assistance shall include, but not be limited to, providing information necessary to (i) determine the subpart F income of the Corporation and its Subsidiaries or (ii) substantiate foreign tax credits claimed with respect to taxes paid or accrued by the Corporation and its Subsidiaries.


                                      ARTICLE 6
                                      ---------
                                 INDEMNIFICATION AND
                                 -------------------

                             PAYMENT OF ADJUSTMENT AMOUNT
                             ----------------------------


          6.1  Indemnification and Adjustment Amount
               -------------------------------------

               6.1.1 The Vendors and Continental shall jointly and severally indemnify the Purchaser and save the Purchaser harmless for and from any loss, damage, liability, expense or deficiency suffered by the Purchaser as a result of any breach of representation, warranty or covenant on the part of the Vendors or Continental or any of their affiliates contained in this Agreement or in any agreement, certificate or document delivered pursuant to or contemplated by this Agreement, and all claims, demands, costs and expenses, including reasonable legal fees, in respect of the foregoing. The amount of such indemnity shall be on an after-tax basis and shall be deemed to be an adjustment to the Purchase Price.


               6.1.2     The  Vendors   and  Continental   shall  pay   the
               Adjustment Amount to the Purchaser in accordance with sections 6.5 and 6.6.


               6.1.3 Amounts payable under sections 6.1.1 and 6.1.2 shall be paid without duplication.


          6.2  Notice of Claim for Indemnification
               -----------------------------------
               The Purchaser shall promptly give notice to the Vendors and Continental of any claim for indemnification pursuant to section
          6.1 (a "Claim", which term shall include more than one Claim). Such notice shall specify whether the Claim arises as a result of a claim by a Person (a "Third Party") against the Purchaser (a "Third Party Claim") or whether the Claim does not so arise (a "Purchaser's Claim"), and shall also specify with reasonable particularity (to the extent that the information is available):


               6.2.1     the factual basis for the Claim; and

               6.2.2 the amount of the Claim or, if an amount is not then determinable, an approximate and reasonable estimate of the likely amount of the Claim.

          If the Vendors and Continental do not receive such prompt notice, the Vendors and Continental shall not be obligated to indemnify the Purchaser for any damages or costs that could have been avoided but for such lack of timely notice.


          6.3  Procedure for Indemnification
               -----------------------------


               6.3.1     Purchaser's Claims.   Following receipt  of notice
                         ------------------
               from the Purchaser of a Claim, the Vendors and Continental shall have 30 days to make such investigation of the Claim as the Vendors or Continental consider necessary or desirable. For the purpose of such investigation, the
               Purchaser   shall  make   available   to  the   Vendors  and
               Continental and their authorized representatives the information relied upon by the Purchaser to substantiate the Claim and all other available relevant information. If the Purchaser and the Vendors or Continental agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Vendors or Continental, as the case may be, shall immediately pay to the Purchaser the full agreed upon amount of the Claim.


                    If the Purchaser and the Vendors or Continental  do not
               agree within such period (or any mutually agreed upon extension thereof), the Purchaser, the Vendors and Continental agree that any of them may take the dispute to a court of competent jurisdiction.


               6.3.2     Third Party  Claims.   With respect  to any  Third
                         -------------------
               Party Claim against the Purchaser, the Vendors or Continental shall have the right, at their own expense, to participate in or assume control of the negotiation, settlement or defence of such Third Party Claim and, in such event, the Vendors or Continental shall reimburse the Purchaser for all the Purchaser's out-of-pocket expenses as a result of such participation or assumption. If the

               Vendors or Continental elect to assume such control, the Purchaser shall cooperate with the Vendors or Continental, and shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim at its own expense. If the Vendors or Continental, having elected to assume such control, thereafter fail to defend any such Third Party Claim within a reasonable time, the Purchaser shall be entitled to assume such control and the Vendors and

               Continental shall be bound by the results obtained by the Purchaser with respect to such Third Party Claim.


          6.4  Additional Rules and Procedures for Indemnification
               ---------------------------------------------------

               The obligation of the Vendors or Continental to indemnify the Purchaser in respect of Claims shall also be subject to the following:


               6.4.1 The obligation of Continental and the Vendors to indemnify the Purchaser and the Corporation shall not apply until the aggregate amount of Claims is at least $1,000,000 and shall not apply to the first $1,000,000 in aggregate amount of Claims. However, this section 6.4.1 shall not apply to Claims pursuant to breaches of the indemnity obligations in sections 1.10 and 5.5 and breaches of the covenants contained in sections 5.22 and 5.23, with the result that any proper Claims under those sections shall be paid in full, and there shall be no minimum amount of aggregate Claims under those sections.

               6.4.2 The obligation of Continental and the Vendors to indemnify the Purchaser and the Corporation in respect of Claims shall be limited to the aggregate amount of $50,000,000.


               6.4.3 Whether or not the Vendors or Continental assume control of the negotiation, settlement or defence of any

               Third Party Claim against the Purchaser, the Purchaser shall not negotiate, settle, compromise or pay any such Third Party Claim except with the prior written consent of the Vendors and Continental (which consent shall not be unreasonably withheld).


               6.4.4 The Purchaser shall not permit any right of appeal in respect of any Third Party Claim against it to terminate without giving the Vendors and Continental notice thereof and an opportunity to contest such Third Party Claim.


               6.4.5 The Purchaser, the Vendors and Continental shall cooperate fully with each other with respect to Third Party Claims, shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available) and shall each designate a senior officer who will keep himself informed about and be prepared to discuss the Third Party Claim with his counterpart and with counsel at all reasonable times.


               6.4.6 Notwithstanding section 6.3.2, the Vendors and Continental shall not settle any Third Party Claim or conduct any related legal or administrative proceeding in a manner which would, in the opinion of the Purchaser, acting reasonably, have an adverse impact on the Purchaser.


          6.5  Calculation of Adjustment Amount and Combined Ratio Achieved
               ------------------------------------------------------------

               The Adjustment Amount will be calculated by the Purchaser and its or the Corporation's independent actuary within 120 days of the Determination Date. If the Vendors and Continental do not agree with the amount calculated by the Purchaser and such actuary, the Vendors and Continental will within 60 days of being advised of the Purchaser's calculation advise the Purchaser of the Adjustment Amount as calculated by the Vendors and

          Continental and their independent actuary (failing which the Vendors and Continental will be deemed to have agreed with the Purchaser's calculation), and if the Purchaser and the Vendors and Continental cannot agree on the Adjustment Amount within 30 days thereafter, then such amount shall be forthwith determined by a mutually agreed upon third party actuary whose determination, including with respect to costs, shall be final and binding on the parties hereto. Unless otherwise agreed, such dispute shall be submitted to arbitration pursuant to the Arbitration Act, 1991 (Ontario). Sections 6.3 and 6.4 shall not apply to a claim for indemnification or payment of the Adjustment Amount. After 1994, within 60 days of the end of each calendar quarter, other than the fourth quarter, and within 120 days of the end of each fourth quarter, the Purchaser shall provide Continental with an estimate of the Adjustment Amount calculated as at the end of such quarter and reasonable explanatory commentary and such additional relevant information as Continental shall at any time request.


               The Combined Ratio Achieved will be calculated by the Purchaser and the Corporation's auditors by February 28, 2000. The second and third sentences of the preceding paragraph shall apply mutatis mutandis to the calculation of the Combined Ratio Achieved. Within 60 days of the end of each calendar year after 1994, the Purchaser shall provide Continental with a calculation of the combined ratio of the Corporation and its Subsidiaries for such calendar year and reasonable explanatory commentary relating to such calculation and such additional relevant information as Continental shall at any time request.


          6.6  Payment of Indemnity and Adjustment Amount
               ------------------------------------------
               All amounts payable by the Vendors and Continental to the Purchaser as contemplated by this Article 6 will be paid forthwith upon agreement of the indemnification or payment amount calculated in accordance herewith.

          6.7  Right of Inspection
               -------------------
               The Vendors and Continental shall be entitled, through their employees, representatives, accountants, actuaries and lawyers, to inspect and examine such books, records, tax records and financial statements of the Purchaser, the Corporation and the Subsidiaries as may be relevant to a determination of the indemnification or payment of the Adjustment Amount required by this Article 6 or of the Combined Ratio Achieved. Any such inspection and examination shall be conducted at reasonable times and under reasonable circumstances in such a manner as to avoid any unreasonable disruption of the businesses of such corporations, and the Purchaser shall cause the Corporation and the Subsidiaries and their representatives to cooperate fully with such inspection and examination. The Vendors and Continental shall, and shall cause any other person to whom the Vendors and Continental have given access to information disclosed pursuant to this section 6.7 to, keep confidential any information or documents obtained pursuant to this section 6.7 unless such information or documents are readily ascertainable from public or published information, are otherwise available to the Vendors or Continental or are needed to be used in legal proceedings related to the determination of indemnification or payment obligations under this Article 6 or of the Combined Ratio Achieved.


          6.8  Joint and Several Liability of the Vendors and Continental
               ----------------------------------------------------------

               For greater certainty, the Vendors and Continental are jointly and severally liable to the Purchaser pursuant to the indemnities contemplated by this Article 6.


          6.9  Indemnity by Purchaser
               ----------------------
               The Purchaser shall indemnify the Vendors and Continental and save them harmless for and from:

               6.9.1 any loss, damage, liability, expense or deficiency suffered by the Vendors or Continental as a result of any breach of representation, warranty or covenant on the part of the Purchaser contained in this Agreement or in any agreement, certificate or document delivered pursuant to or contemplated by this Agreement; and


               6.9.2 all claims, demands, costs and expenses, including reasonable legal fees, in respect of the foregoing.


               The provisions of sections 6.2, 6.3 and 6.4 respecting the indemnity given by the Vendors and Continental in section 6.1 shall apply mutatis mutandis to this indemnity by the Purchaser.


                                      ARTICLE 7
                                      ---------
                                       CLOSING
                                       -------


          7.1  Location and Time of the Closing
               --------------------------------

               The Closing shall take place at the Time of Closing on the Closing Date at the offices of the Vendors' Counsel.


          7.2  Deliveries at and forthwith upon the Closing
               --------------------------------------------

               At the Closing, the Vendors shall deliver the share certificates representing the Purchased Shares and such other documents as are required or contemplated to be delivered by the Vendors or the Vendors' Counsel pursuant to this Agreement, and the Purchaser shall pay the Purchase Price in the manner contemplated by Article 2 and shall deliver such documents as are required or contemplated to be delivered by the Purchaser or the Purchaser's Counsel pursuant to this Agreement.

                                      ARTICLE 8
                                      ---------
                                   GENERAL MATTERS
                                   ---------------


          8.1  Confidentiality
               ---------------

               If the transaction contemplated by this Agreement is not completed, the Purchaser shall hold in confidence and shall not, except as contemplated below, directly or indirectly use for its own purposes or communicate to any other Person any confidential information or data relating to the Vendors, Continental, the Corporation, any Subsidiary or their respective Businesses (including, without limitation, Intellectual Property) which become known to the Purchaser, its accountants, legal advisers or representatives as a result of the Vendors, Continental or their advisers making the same available in connection with the transactions contemplated hereby, and the Purchaser shall return or cause to be returned to the Vendors, Continental and the Corporation or the applicable Subsidiary all copies (and extracts therefrom) of documents received from them in connection with the transaction contemplated by this Agreement, except, in the case of any dispute related to this Agreement, as retention of such material is necessary or useful in conducting such dispute. The foregoing shall not prevent the Purchaser from disclosing or making available to its accountants, professional advisers and bankers and other lenders, whether current or prospective, any such information or data provided that such Persons agree to hold the same in confidence.


          8.2  Public Notices
               --------------

               No press release or other announcement concerning the transaction contemplated by this Agreement shall be made by the Vendors, Continental or the Purchaser without the prior consent of the others (such consent not to be unreasonably withheld) provided, however, that any party may, without such consent, make such disclosure if the same is required by any stock exchange on which any of the securities of such party or any of its affiliates are listed or by any law or any securities commission or other similar regulatory authority having jurisdiction over such party or any of its affiliates, and if such disclosure is required, the party making the disclosure shall use reasonable efforts to give the others prior written notice and the opportunity to review the form of disclosure and if such prior notice is not possible, to give such notice immediately following the making of such disclosure.


          8.3  Expenses
               --------

               Except as otherwise provided herein, each of the Vendors, Continental and the Purchaser shall be responsible for their own respective expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred in connection with the negotiation and settlement of this Agreement and the completion of the transactions contemplated hereby.


          8.4  Conveyance Taxes
               ----------------
               Any real property transfer or gains, sales, use, transfer, value added, stock transfer, stamp, recording, registration, and any similar Tax or fee that becomes payable in connection with the transactions contemplated by this Agreement shall be paid by the transferee, and the transferee shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Each party hereto shall execute and deliver all instruments and certificates necessary to enable the other to comply with the foregoing.


          8.5  Specific Performance
               --------------------
               The parties hereto agree that irreparable damage will occur in the event that any provision of this Agreement is not performed in accordance with its terms and that the parties hereto agree that each other party shall be entitled to specific performance of its terms or injunctive relief, as applicable, in addition to any other remedy at law or equity.


          8.6  Assignment
               ----------

               No party may assign its rights, benefits or obligations under this Agreement without the written consent of the others except that the Purchaser may assign its rights, benefits and obligations under this Agreement to an affiliate without such consent as long as the Purchaser continues to remain liable for all of its obligations under this Agreement.


          8.7  Notices
               -------

               Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the date of sending if sent during normal business hours on a Business Day, and otherwise on the first Business Day following the date of sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address or telecopier number shall also be governed by this section. Notices and other communications shall be addressed as follows:


               (a)  if to the Vendors and/or Continental, to:

                    180 Maiden Lane
                    New York, New York 10038
                    U.S.A.

                    Attention:  William F. Gleason, Jr., Esq.
                    Telecopier No.: (212) 440-7982
                    with a copy to:

                    Blake, Cassels & Graydon
                    Box 25, 28th Floor
                    Commerce Court West
                    Toronto, Ontario, Canada
                    M5L 1A9

                    Attention:  Shirley A. Brown, Esq.
                    Telecopier No.: (416) 863-2174


               (b)  if to the Purchaser, to:

                    Fairfax Financial Holdings Limited
                    95 Wellington Street West
                    P.O. Box 8, Suite 800
                    Toronto, Ontario, Canada
                    M5J 2N7

                    Attention:  Eric P. Salsberg
                    Telecopier Number:  (416) 367-4946

                    with a copy to:

                    Tory Tory DesLauriers & Binnington
                    Suite 3000, Aetna Tower, P.O. Box 270
                    Toronto-Dominion Centre
                    Toronto, Ontario, Canada
                    M5K 1N2

                    Attention:  Bradley P. Martin, Esq.
                    Telecopier Number:  (416) 865-7380

               The failure  to send or  deliver a copy  of a notice  to the

          Purchaser's  Counsel,  the  Vendors'  Counsel  or   Continental's
          counsel, as the case may be, shall not invalidate any notice given under this section.


          8.8  Time of Essence
               ---------------
               Time is of the essence of this Agreement.


          8.9  Further Assurances
               ------------------

               Each of the parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as any other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.


          8.10      Counterparts
                    ------------

               This Agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.


               IN WITNESS  WHEREOF the  parties hereto  have executed  this

          Agreement.


                                   FIREMEN'S INSURANCE COMPANY OF
                                   NEWARK, NEW JERSEY


                                   By:  /s/  J. HEATH FITZSIMMONS
                                        -----------------------------------

                                        J. HEATH FITZSIMMONS
                                        -----------------------------------
                                        Senior Vice President and Chief
                                        Financial Officer


                                   CONTINENTAL REINSURANCE CORPORATION


                                   By:  /s/  J. HEATH FITZSIMMONS
                                        -----------------------------------


                                        J. HEATH FITZSIMMONS
                                        -----------------------------------
                                        Senior Vice President and Chief
                                        Financial Officer


                                   CONTINENTAL REINSURANCE CORPORATION
                                   INTERNATIONAL LIMITED


                                   By:  /s/  J. HEATH FITZSIMMONS
                                        -----------------------------------

                                        J. HEATH FITZSIMMONS
                                        -----------------------------------
                                        Senior Vice President and Chief
                                        Financial Officer

                                   THE CONTINENTAL CORPORATION


                                   By:  /s/  J. HEATH FITZSIMMONS
                                        -----------------------------------

                                        J. HEATH FITZSIMMONS
                                        -----------------------------------
                                        Senior Vice President and Chief
                                        Financial Officer



                                   FAIRFAX FINANCIAL HOLDINGS LIMITED


                                   By:  /s/ V. Prem Watsa
                                        -----------------------------------
                                        Chairman

                                   THE CONTINENTAL INSURANCE COMPANY
                                   OF CANADA


                                   By:  /s/ Byron G. Messier
                                        -----------------------------------



                                        -----------------------------------



                                   THE DOMINION INSURANCE CORPORATION


                                   By:  /s/ Byron G. Messier
                                        -----------------------------------


                                        -----------------------------------

                                  SCHEDULE 1.1
                            NON-COMPETITION AGREEMENT
                    THIS AGREEMENT is made as of the  day of , 1994

BY:                                         FIREMEN'S INSURANCE COMPANY
                                            OF NEWARK, NEW JERSEY,
                                            a corporation incorporated
                                            under the laws of the State of New
                                            Jersey

                                            ("Firemen's")

                                            - and -

                                            CONTINENTAL REINSURANCE CORPORATION,
                                            a corporation incorporated under
                                            the laws of
                                            the State of California

                                            ("CRC")

                                            - and -

                                            CONTINENTAL REINSURANCE CORPORATION
                                            INTERNATIONAL LIMITED,
                                            a corporation incorporated under
                                            the laws of Bermuda

                                            ("CRCIL")

                                            - and -

                                            THE CONTINENTAL CORPORATION, a
                                            corporation incorporated under
                                            the laws of the State of
                                            New York, on behalf of itself and
                                            its Subsidiaries (as hereinafter
                                            defined), including without
                                            limitation The Continental
                                            Insurance Company ("CIC") and
                                            Niagara Fire Insurance Company
                                            ("Niagara")

                                            ("Continental")

                                            (collectively the "The Continental
                                            Group")

                                             - and -

                                             FAIRFAX FINANCIAL HOLDINGS LIMITED,

                                              (the "Purchaser")

                                             - and -

                                             THE CONTINENTAL INSURANCE COMPANY
                                             OF CANADA, a corporation
                                             incorporated under the laws of
                                             Canada, and its Subsidiaries (as
                                             hereinafter defined)





          RECITALS:
                    Pursuant to an agreement (the "Purchase Agreement") dated as of October 12, 1994 between the Purchaser and The Continental Group, the Purchaser agreed to purchase and certain members of The Continental Group agreed to sell all the issued and outstanding shares of the Corporation;

                    The obligations of the Purchaser and The Continental Group under the Purchase Agreement are subject to the condition that the Purchaser, the Corporation and The Continental Group execute and deliver this non-competition agreement;

                    The Continental Group acknowledge that this agreement is necessary in order that the Purchaser receives the full benefit of the goodwill of the Corporation's business and in order to permit the Corporation to preserve that goodwill and, accordingly, The Continental Group is willing to enter into this agreement in order to ensure that the goodwill of the Corporation's business is not impaired by action of The Continental Group;

                    The Continental Group and the Purchaser acknowledge that this agreement is an integral part of the transaction contemplated by the Purchase Agreement under which The Continental Group and the Purchaser are receiving significant benefit and each such party is relying on the agreements and acknowledgements given herein;

                    NOW THEREFORE in consideration of the foregoing and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), The Continental Group, the Purchaser and the Corporation mutually agree:


          1. Definitions
             -----------
                              In this agreement,
               "Corporation" means The Continental Insurance Company of Canada and its Subsidiaries unless the context otherwise requires;

                "Person" means any individual, partnership, limited
               partnership, joint venture, syndicate, sole proprietorship,

               company or corporation with or without share capital, unincorporated association, trust, trustee, executor,

               administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;


               "Subsidiaries" means subsidiaries within the meaning of the

               Canada Business Corporations Act as the same may be amended from time to time and any successor legislation thereto.



          2. Non-Competition
             ---------------
                              The Continental Group shall not, and shall not permit their Subsidiaries or any other Person not at arm's length to them respectively over whom they have the necessary control (collectively, their "Affiliates"), to, for a period of five (5) years from the date hereof, directly or indirectly, in any manner whatsoever including, without limitation, either individually, in partnership, jointly or in conjunction with any other Person, or as employee, principal, agent, director or shareholder:

                         (i)  be engaged in any undertaking;

                         (ii) have any financial or other interest in or in
                              respect of the business of any Person which carries on a business; or

                        (iii) advise, lend money to, guarantee the
                              debts or obligations of or permit the
                              use of The Continental Group's names or
                              any parts thereof by any Person which
                              carries on a business;

          in Canada which is the same as or substantially similar to or which competes with or would compete with the business of the writing of property and casualty insurance currently carried on by the Corporation.

                    The Corporation shall not, and shall not permit its Subsidiaries or any other Person not at arm's length to them respectively over whom they have the necessary control (collectively, their "Affiliates"), and the Purchaser shall not permit the Corporation, to, for a period of five (5) years from the date hereof, directly or indirectly, in any manner whatsoever including, without limitation, either individually, in partnership, jointly or in conjunction with any other Person, or as employee, principal, agent, director or shareholder:

                         (i)  be engaged in any undertaking;

                         (ii) have any financial or other interest in or in
                              respect of the business of any Person which carries on a business; or

                        (iii) advise, lend money to, guarantee the
                              debts or obligations of any Person which carries on a business;

          in Canada which is the same as or substantially similar to or which competes with or would compete with the business of the writing of hull insurance, protection and indemnity insurance, ocean cargo insurance, primary and excess marine liabilities insurance and aviation insurance currently managed by Marine Office of America Corporation and Associated Aviation Underwriters.


          3. Exceptions
             ----------
                 Notwithstanding section 2, nothing herein shall prevent:

                    (i) The Continental Group or their Affiliates from carrying on or managing, or competing with the Corporation in respect of, the types of insurance business currently managed by Marine Office of America Corporation and Associated Aviation Underwriters, which types of insurance business are more specifically described in Schedule A attached hereto;

                    (ii) The Continental Group or their Affiliates from
                         competing with the Corporation in respect of specialty lines for which the current arrangement whereby such specialty lines are done mutually by the Corporation in Canada and by affiliates of Continental in the United States has been terminated by the Corporation or by affiliates of Continental;

                   (iii) The Continental Group or their Affiliates
                         from owning, in aggregate as to The
                         Continental Group and their Affiliates, not more than 10% of the issued shares of any corporation, the shares of which are listed on a recognized stock exchange or quoted on a recognized securities market or quotation system;

                    (iv) the Corporation or its Affiliates from owning, in
                         aggregate as to the Corporation and its
                         Affiliates, not more than 10% of the issued shares of any corporation, the shares of which are listed on a recognized stock exchange or quoted on a recognized securities market or quotation system.


          4. Employees
             ---------
                    The Continental Group shall not, and shall not permit their Affiliates to, for a period of two (2) years from the date hereof, directly or indirectly, hire any individual who is at such time an employee of the Corporation or induce or attempt to induce any individual who is at such time an employee of the Corporation to leave such individual's employment.


          5. No Impairment
             -------------
                    For a period of five (5) years from the date hereof, The Continental Group and the Corporation shall not do or cause or permit to be done any acts which would reasonably be expected to impair in a material fashion the relationship between each of them respectively and any of their respective suppliers, customers, employees or other Persons.


          6. Continental Group's  Acknowledgements and Agreements
             ----------------------------------------------------

          The Continental Group acknowledges and agrees:

                    (i)  that the covenants contained herein are
                         intended to ensure that the Purchaser
                         receives the full benefit of the goodwill of the Corporation's business; and

                    (ii) that the breach by it of any section of this
                         agreement will cause serious harm to the Purchaser, the Corporation and the
                         Corporation's business.

                    The Continental Group agrees that the Purchaser is relying on the acknowledgements and agreements contained herein in connection with its purchase of the Corporation.

                    CIC and Niagara, each of which carry on a branch business in Canada, acknowledge and agree (for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged) that they are each bound by all of the agreements of The Continental Group under this agreement.

          7. Invalidity of Provisions
             ------------------------
                    Each of the provisions contained in this agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.


          8. Remedies
             --------
                    The Continental Group, the Purchaser and the
          Corporation acknowledge that a breach or threatened breach by any party hereto of any provision of this agreement will result in the aggrieved party suffering irreparable harm which cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, The Continental Group, the Purchaser and the Corporation agree that, in addition to any other relief to which the aggrieved party may become entitled, the aggrieved party shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies.


          9. Amendment
             ---------
                    No modification, amendment or waiver of any of the provisions of this agreement shall be effective unless made with the prior written consent of the Purchaser and The Continental Group.


          10. Enurement
              ---------
                    This agreement shall enure to the benefit of the Purchaser and the Corporation and The Continental Group and their successors and assigns, respectively.


          11. Governing Law
              -------------
                    This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

                    IN WITNESS WHEREOF each party herein has affixed its corporate seal attested to by its proper officers.



                                      FIREMEN'S INSURANCE COMPANY OF
                                      NEWARK, NEW JERSEY


                                      By:   ___________________________ c/s

                                            _______________________________

                                      CONTINENTAL REINSURANCE CORPORATION



                                      By:   ___________________________ c/s

                                            _______________________________



                                      CONTINENTAL REINSURANCE CORPORATION
                                      INTERNATIONAL LIMITED

                                      By:   ___________________________ c/s

                                            _______________________________


                                      THE CONTINENTAL CORPORATION



                                      By:   ___________________________ c/s

                                            _______________________________



                                      THE CONTINENTAL INSURANCE COMPANY



                                      By:   ___________________________ c/s

                                            _______________________________



                                      NIAGARA FIRE INSURANCE COMPANY



                                      By:   ___________________________ c/s

                                            _______________________________

                                      THE CONTINENTAL INSURANCE COMPANY OF
                                      CANADA



                                      By:   ___________________________ c/s

                                            _______________________________


                                      FAIRFAX FINANCIAL HOLDINGS LIMITED



                                      By:   ___________________________ c/s

                                            _______________________________

                                      SCHEDULE A
                                      ----------



          Lines of Business Managed by MOAC


          Inland Marine

          Hull

          Protection and Indemnity

          Ocean Cargo

          Yacht

          Property classes currently managed by MOAC

          Boiler & Machinery classes currently managed by MOAC

          Liability related to Property and Marine classes currently managed by MOAC

          Primary and Excess Marine Liabilities

          Motor Truck Physical Damage

          Special programs, such as, but not limited to:

              Western National Warranty Corp.

              Speciality Underwriters

              Boat/US

          Lines of Business managed by Associated Aviation Underwriters



          Aviation and related classes

                                    SCHEDULE 1.10

                             STEPS IN THE REORGANIZATION
                             ---------------------------


          1. The Corporation incorporates and organizes a new wholly-owned licensed insurance company ("New Continental") and Dominion incorporates and organizes a new wholly-owned licensed insurance company ("New Dominion").


          2. The Corporation and Dominion transfer all of their respective assets (other than, in the case of the Corporation, the shares of Dominion) and liabilities to, respectively, New Continental and New Dominion, in consideration for shares of the respective insurance company, on a rollover basis - that is, the transfers will be made at fair market value, but the elected adjusted cost bases of the transferred assets will be their respective adjusted cost bases to the transferor.


          3. Dominion will transfer the shares of New Dominion to New Continental, in consideration for shares of New Continental, on a rollover basis (as described above).


          4.   The  Corporation  and  Dominion  will   be  discontinued  as
               insurance  companies  and   continued  as  Canada   business
               corporations.


               Upon completion of this reorganization, the Purchaser will purchase from the Corporation and Dominion all of the shares of New Continental.

                                     SCHEDULE 2.3


          (a)  Assumption of the Assumed Liabilities
               -------------------------------------


               (i)  In accordance with section 2.3 of the Agreement:


                    (A) Continental shall cause Niagara and CIC to sell, assign and transfer to the Corporation and its Subsidiaries Canadian Branch Assets with a value equal to the value of the Assumed Liabilities; and


                    (B) the Corporation and its Subsidiaries shall assume from Niagara and CIC, respectively, the Assumed Liabilities.


               (ii) For the purposes of determining the value of the Niagara Investments and the value of the CIC Investments which Niagara and CIC shall sell, assign and transfer to the Corporation and its Subsidiaries as part of the Canadian Branch Assets, Continental shall in good faith prepare estimates of the value of the Assumed Liabilities and of the Canadian Branch Assets other than CIC Investments and Niagara Investments as of the time of closing and deliver a written statement of such estimates to the Purchaser not less than three Business Days prior to the closing date. The amount obtained when the second such estimated value is subtracted from the first shall be the value of CIC
               Investments and Niagara Investments transferred to the Corporation and its Subsidiaries as of closing.


               (iii) The value of the Assumed Liabilities and the value of the Canadian Branch Assets other than the CIC Investments and the Niagara Investments as of the closing date shall be calculated by the Purchaser based upon the appropriate audited financial statements for calendar 1994 within ten Business Days after such audited financial statements are first available and written notice thereof shall be provided to Continental. If Continental does not agree with such values, Continental shall within ten Business Days of being advised of the Purchaser's calculation advise the Purchaser of such values as calculated by Continental in consultation with its professional advisors (failing which Continental will be deemed to have agreed with the Purchaser's calculation), and if the Purchaser and Continental cannot agree on such values within ten Business Days thereafter, then such values shall be forthwith determined by a mutually agreed upon third party whose determination, including with respect to costs, shall be final and binding on the parties hereto. Unless otherwise agreed, such dispute shall be submitted to arbitration pursuant to the Arbitration Act, 1991 (Ontario).


               (iv) For the purposes of this section (iv), "Canadian Branch Adjustment Amount" means the difference between the value of CIC Investments and Niagara Investments transferred as of closing pursuant to section (ii), and the value of such investments which should have been so transferred based on the determinations made pursuant to section (iii), plus an amount equal to deemed interest on such difference from the closing date to the date of payment at a rate per annum equal to 7 3/4%, calculated daily on the basis of the actual number of days elapsed and a 365 day year. Continental shall cause Niagara or CIC, as applicable, to pay to the Corporation and its Subsidiaries, or the Corporation and its Subsidiaries shall pay to Niagara or CIC, as applicable, whichever is appropriate, the Canadian Branch Adjustment Amount, in either case by transferring cash or marketable securities as shall be mutually agreed by Continental and the Purchaser acting reasonably, valued in accordance with section (c).

               (v) The determinations and adjustments referred to in this section (a) shall not limit or affect any other rights or causes of action which the parties may have under the agreement providing for the purchase by the Purchaser of the Corporation with respect to representations, warranties, covenants and indemnities in its favour contained in that agreement.


          (b)  Assumption of Excluded Liabilities
               ----------------------------------


               (i)  In accordance with section 2.3 of the Agreement:

                    (A) the Corporation and the Subsidiaries shall sell, assign and transfer to CIC or Niagara Excluded Assets with a value equal to the value of the Excluded Liabilities, and


                    (B) CIC or Niagara shall assume from the Corporation and the Subsidiaries the Excluded Liabilities.


               (ii) For  the purposes  of  determining  the  value  of  the
               Excluded Investments which the Corporation and the Subsidiaries shall sell, assign and transfer to Niagara and CIC as part of the Excluded Assets, Continental shall in good faith prepare estimates of the value of the Excluded Liabilities and of the Excluded Assets other than the Excluded Investments as of September 30, 1994 and deliver a written statement of such estimates to the Purchaser as soon as practical. The amount obtained when the second such estimated value is subtracted from the first shall be the value of the Excluded Investments transferred to CIC or Niagara as of closing.


               (iii) The value of the Excluded Liabilities and the value of the Excluded Assets other than the Excluded

               Investments as of the closing date shall be calculated by the Purchaser based upon the appropriate audited financial statements for calendar 1994 within ten Business Days after such audited financial statements are first available and written notice thereof shall be provided to Continental. If Continental does not agree with such values, Continental will within ten Business Days of being advised of the Purchaser's calculation advise the Purchaser of such values as calculated by Continental in consultation with its professional advisors (failing which Continental will be deemed to have agreed with the Purchaser's calculation), and if the Purchaser and Continental cannot agree on such values within ten Business Days thereafter, then such values shall be forthwith determined by a mutually agreed upon third party whose determination, including with respect to costs, shall be final and binding on the parties hereto. Unless otherwise agreed, such dispute shall be submitted to arbitration pursuant to the Arbitration Act, 1991 (Ontario).


               (iv) For the purposes of this section (iv), "Excluded Adjustment Amount" means the difference between the value of Excluded Investments transferred as of closing pursuant to section (ii), and the value of such investments which should have been so transferred based on the determinations made pursuant to section (iii), plus an amount equal to deemed interest on such difference from the closing date to the date of payment at a rate per annum equal to 7 3/4%, calculated daily on the basis of the actual number of days elapsed and a 365 day year. The Purchaser shall cause the Corporation and its Subsidiaries to pay to CIC or Niagara, or Continental shall cause CIC or Niagara to pay to the Corporation and its Subsidiaries whichever is appropriate, the Excluded Adjustment Amount, in either case by transferring cash or marketable securities as shall be agreed by Continental and the Purchaser acting reasonably, valued in accordance with section (c).

               (v) The determinations and adjustments referred to in this section (b) shall not limit or affect any other rights or causes of action which the parties may have under the agreement providing for the purchase by the Purchaser of the Corporation with respect to representations, warranties, covenants and indemnities in its favour contained in that agreement.


          (c)  Valuation of Investments
               ------------------------

               The parties shall mutually agree, each acting reasonably, on the value of the investments transferred pursuant to sections (a) and (b) as of their respective dates of transfer, which value is intended in each case to be the fair market value thereof on the date of transfer.


          (d)  Termination of Pooling Arrangements
               -----------------------------------
               The Continental-Phoenix Pooling Agreement will be terminated on or prior to closing of the transfers referred to above for all future purposes. The Dominion-Continental Pooling Agreement shall be terminated on or prior to closing and the arrangements thereunder shall be unwound ab initio.

                            SCHEDULE 3.1.5

          SHARE CAPITAL OF THE CORPORATION AND SUBSIDIARIES
          -------------------------------------------------


  CONTINENTAL INSURANCE COMPANY OF CANADA
  ---------------------------------------

  The Company's capital stock consists of:

  Authorized:    90,000 non-cumulative redeemable voting preferred
                 shares, without par value, entitled to a preference over the common shares on the declaration of dividends and on liquidation, dissolution or wind-up

                 400,000 common shares

  Issued and Outstanding:  12,361 common shares


  DOMINION INSURANCE CORPORATION
  ------------------------------

  The Company's capital stock consists of:

  Authorized:    2,955 convertible voting participating first
                 preference shares, without par value, entitled to a preference over the common shares on liquidation, dissolution or wind-up of $16,387 per share

                 97,000 common shares

  Issued and Outstanding:  2,955 first preference shares

                           631 common shares


  CONTINENTAL INSURANCE MANAGEMENT LTD.
  -------------------------------------

  The Company's capital stock consists of:

  Authorized:    Unlimited number of shares

  Issued:        200 shares

                                  Schedule 3.1.10

restate  Combined Dominion Insurance Corporation and
         Continental Insurance Company of Canada
         Balance sheet at June 30, 1994

                                                  MOAC          AAU      CRC UK      IRI     other              Bermuda
                                     Actual    net of CRC   net of CRC   Losses                      Subtotal    on CDN     Total
ASSETS                              Jun 1994     Bermuda      Bermuda                                           Business
Cash                                  12,537                                                           12,537               12,537
Inv inc accrued                        9,068                                                            9,068                9,068
Term Deposits                         49,716                                                           49,716               49,716

Bonds and Debentures                 362,518                                                          362,518              362,518
Mortgages                                938                                                              938                  938
Preferreds                             1,263                                                            1,263                1,263
Common                                97,115                                                           97,115               97,115

Subtotal investments                 461,834          0            0          0         0        0    461,834         0    461,834

Agents and brokers                    86,434    (11,325)                                       874     75,983               75,983
Policy holders                         3,047          0                                         38      3,085                3,085
Instalment Premiums                   17,125          0                                        211     17,336               17,336
Other insurers                         1,190       (682)                                         0        508                  508
Facility                              33,063          0                                        408     33,471               33,471
Subs and affiliates                   17,618          0                                          0     17,618    (5,360)    12,258
Income taxes                             257          0                                          0        257                  257
Other receivables                        638          0                                          0        638                  638

Inv in subs                            1,731          0                                                 1,731                1,731
Other Assets                             857          0                                                   857                  857
DAC                                   49,354     (5,886)          11                 (140)     644     43,983     8,880     52,863
Deferred tax                           7,756                                                            7,756                7,756

Balancing account                          0    (38,400)      (1,026)    (5,416)   (1,873)   6,126    (40,590)  184,092    143,502

                                    ----------------------------------------------------------------------------------------------
Total Assets                         752,225    (56,293)      (1,016)    (5,416)   (2,013)   8,301    695,788   187,612    883,400
                                    ==============================================================================================

LIABILITIES

Overdrafts                                 0                                                     0          0                    0
Due to agents & brokers                1,055       (160)                                        10        905                  905
Due to policyholders                      54          0                                          0         54                   54
Other insurers                         3,502       (425)                                         0      3,077                3,077
Subs and affiliates                   18,654          0                                          0     18,654               18,654
Expenses due and accrued               4,136       (321)                                         0      3,815                3,815
Income taxes                              53                                                     0         53                   53
Other taxes due and accrued            3,786       (324)                                         0      3,462                3,462
Unearned premiums                    206,625    (26,014)        (221)         0      (705)   2,708    182,393    39,469    221,862
Outstanding losses                   336,120    (29,048)        (701)    (5,416)   (1,308)   5,582    305,229   148,143    453,372
Unearned commission                       94                     (94)                                       0                    0
Other liabilities                     14,680                                                           14,680               14,680

                                    ----------------------------------------------------------------------------------------------
Total liabilities                    588,759    (56,293)      (1,016)    (5,416)   (2,013)   8,301    532,322   187,612    719,934

Reserves required                     20,258                                                           20,258               20,258
Capital stock                         60,360                                                           60,360               60,360
Contributed surplus                        0                                                                0                    0
Earned surplus                        82,848                                                           82,848               82,848
General reserves                           0                                                                0                    0

Capital and surplus                  143,208          0            0          0         0        0    143,208         0    143,208
Capital and surplus and reserves     163,466          0            0          0         0        0    163,466         0    163,466

                                    ----------------------------------------------------------------------------------------------
Total Liabilities and Capital        752,225    (56,293)      (1,016)    (5,416)   (2,013)   8,301    695,788   187,612    883,400
                                    ==============================================================================================

                           SCHEDULE 3.1.13

                        INTELLECTUAL PROPERTY
                        ---------------------



  REGISTERED OWNER          TRADE MARK      REG'N/SERIAL NO.
  ----------------          ----------      -----------------

  The Dominion Insurance    The Dominion
  Corporation               Group & Design       129,583

  Phoenix Continental
  Management Ltd.           Circle Design        326,369

  Continental Insurance
  Management Ltd.           CIML                 678,378

  The Continental Insurance
  Company

                            INNER CIRCLE         288,857 B

                            THE TIME MACHINE     333,173 B

  The Continental
  Corporation

                            CERCLE DES COUTIERS
                            DE LA CONTINENTAL    293,365 A



                            ASSURNET             346,587 B

                            CONTINENTAL CANADA   382,852 A

                            Maple Leaf and
                            Circle Design        382,853 B




                            Insurnet             368,579 B

                            Insurnet & Design    368,578 B



                            Cercle Select        399,177 B

                            Innovative Insurance
                            Solutions            417,259 B

                            Une Vision Creative
                            en Assurance         396,749 B



                            BC:  Business        736,754 A
                            Choice:  Continental
                            Canada & Design

                            BC:  Business Choice 748,253 B
                            & Design

                            PC:  Personal Choice 736,425 A
                            CONTINENTAL CANADA
                            & Design

                            PC:  PERSONAL CHOICE 736,740 B
                            & Design

                            CHOIX DES
                            PARTICULIERS
                                                 Pending B

                            HOMEWORK             749,242 B

                            MATURE INSURANCE     743,488 B

                            NORTH AMERICAN
                            BUSINESS TEAM        733,619 B

                            SCHEDULE 5.11

                        BUSINESS RELATIONSHIPS
                        ----------------------


  NABT
  ----

  A referral facility through the U.S. for business generated through a Canadian broker or insured that has U.S. exposures.
  The policies are issued by the U.S. on a net of commission basis. The parties are presently establishing a reverse flow relationship whereby business generated through U.S. insureds or brokers with Canadian exposures are referred to the Corporation for issuance of the appropriate policies of insurance.

  MOAC
  ----
  Administrative services to MOAC are provided for consideration.
  These services include the provision of Accounting, Human
  Resources, and Legal services.